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                                                                   Exhibit 10.79


                                CREDIT AGREEMENT


                                  by and among


                           VIDEO SERVICES CORPORATION,

                                 VSC MAL CORP.,

                            THE LENDERS PARTY HERETO,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                         as the Issuer and as the Agent


                           --------------------------

                                   $50,000,000

                           --------------------------


                           Dated as of August 27, 1997
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                                TABLE OF CONTENTS


1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION............................1
         1.1    Definitions....................................................1
         1.2    Principles of Construction....................................19

2.       AMOUNT AND TERMS OF LOANS............................................20
         2.1    Loans.........................................................20
         2.2    Notes.........................................................21
         2.3    Notice of Borrowing...........................................22
         2.4    Use of Proceeds...............................................22
         2.5    Termination or Reduction of Commitments.......................23
         2.6    Amortization of the Term Loans................................23
         2.7    Prepayments of the Loans......................................24
         2.8    Letter of Credit Sub-facility.................................26
         2.9    Letter of Credit Participation................................27
         2.10   Absolute Obligation with respect to Letter of Credit Payments.28

3.       PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION
         AND FEES.............................................................28
         3.1    Disbursement of the Proceeds of the Loans.....................28
         3.2    Payments......................................................29
         3.3    Conversions; Other Matters....................................29
         3.4    Interest Rates and Payment Dates..............................31
         3.5    Indemnification for Loss......................................33
         3.6    Reimbursement for Costs, Etc..................................33
         3.7    Illegality of Funding.........................................34
         3.8    Option to Fund; Substituted Interest Rate.....................34
         3.9    Certificates of Payment and Reimbursement.....................35
         3.10   Taxes; Net Payments...........................................36
         3.11   Commitment Fees...............................................37
         3.12   Facility Fee..................................................37
         3.13   Letter of Credit Fee..........................................37
         3.14   Replacement of Lenders........................................38
         3.15   Change of Lending Office......................................39

4.       REPRESENTATIONS AND WARRANTIES.......................................39
         4.1    Subsidiaries; Capital Stock...................................39
         4.2    Existence and Power...........................................39
         4.3    Authority.....................................................40
         4.4    Binding Agreement.............................................40
         4.5    Litigation....................................................40
         4.6    No Conflicting Agreements.....................................40
         4.7    Taxes.........................................................41
         4.8    Compliance with Applicable Laws; Filings......................41
         4.9    Governmental Regulations......................................42


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         4.10   Federal Reserve Regulations...................................42
         4.11   No Misrepresentation..........................................42
         4.12   Plans.........................................................42
         4.13   Environmental Matters.........................................43
         4.14   Financial Statements..........................................43
         4.15   Combined and Pro-forma Financial Statements...................44
         4.16   Financial Condition...........................................45
         4.17   Merger Documents..............................................45

5.       CONDITIONS OF CREDIT - THE FIRST BORROWING DATE......................45
         5.1    Evidence of Partnership and Corporate Action..................45
         5.2    Notes.........................................................45
         5.3    Search Reports................................................46
         5.4    Security Agreement............................................46
         5.5    Guaranty......................................................46
         5.6    Merger........................................................47
         5.7    Drop Down.....................................................47
         5.8    Mortgage and Assignment of Leases.............................47
         5.9    Title Search and Title Policy.................................47
         5.10   Other Real Estate Matters.....................................47
         5.11   Approvals.....................................................50
         5.12   Litigation....................................................50
         5.13   Insurance.....................................................50
         5.14   Approval of Special Counsel...................................50
         5.15   Opinions of Counsel to the Borrower and the Subsidiaries......50
         5.16   Payment of Fees...............................................51
         5.17   CFO's Certificate.............................................51
         5.18   Other Documents...............................................51

6.       CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT..............51
         6.1    Compliance....................................................51
         6.2    Loan Closings.................................................52

7.       AFFIRMATIVE AND FINANCIAL COVENANTS..................................52
         7.1    Legal Existence...............................................52
         7.2    Taxes.........................................................52
         7.3    Insurance.....................................................52
         7.4    Performance of Obligations....................................54
         7.5    Condition of Property.........................................54
         7.6    Observance of Legal Requirements..............................54
         7.7    Financial Statements and Other Information....................54
         7.8    Inspection....................................................58
         7.9    Authorizations................................................58
         7.10   Subsidiaries..................................................58
         7.11   Leverage Ratio................................................58
         7.12   Fixed Charge Coverage Ratio...................................59
         7.13   Minimum Net Worth.............................................59


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         7.14   Additional Subsidiaries.......................................59

8.       NEGATIVE COVENANTS...................................................60
         8.1    Indebtedness..................................................60
         8.2    Liens.........................................................61
         8.3    Dispositions..................................................62
         8.4    Mergers and Acquisitions......................................62
         8.5    Investments...................................................63
         8.6    Capital Expenditures..........................................64
         8.7    Restricted Payments...........................................64
         8.8    Limitation on Subsidiaries....................................65
         8.9    Line of Business..............................................65
         8.10   Amendment of Certain Documents and Agreements.................65
         8.11   Transactions with Affiliates..................................65
         8.12   Compliance with ERISA.........................................65
         8.13   Payments and Prepayments of Indebtedness......................66

9.       DEFAULT..............................................................66
         9.1    Events of Default.............................................66
         9.2    Contract Remedies.............................................68

10.      THE AGENT............................................................69
         10.1   Appointment...................................................69
         10.2   Delegation of Duties..........................................69
         10.3   Exculpatory Provisions........................................70
         10.4   Reliance by Agent.............................................70
         10.5   Notice of Default.............................................71
         10.6   Non-Reliance..................................................71
         10.7   Indemnification...............................................72
         10.8   Agent in Its Individual Capacity..............................72
         10.9   Successor Agent...............................................72

11.      OTHER PROVISIONS.....................................................73
         11.1   Amendments, Waivers, Etc......................................73
         11.2   Notices.......................................................74
         11.3   No Waiver; Cumulative Remedies................................75
         11.4   Survival of Representations and Warranties....................76
         11.5   Payment of Expenses and Taxes.................................76
         11.6   Lending Offices...............................................76
         11.7   Successors and Assigns........................................77
         11.8   Counterparts..................................................78
         11.9   Set-off and Sharing of Payments...............................79
         11.10  Indemnity.....................................................80


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         11.11  Governing Law.................................................81
         11.12  Severability..................................................81
         11.13  Integration...................................................81
         11.14  Acknowledgments...............................................81
         11.15  Consent to Jurisdiction.......................................81
         11.16  Service of Process............................................82
         11.17  No Limitation on Service or Suit..............................82
         11.18  Waiver of Trial by Jury.......................................82
         11.19  Effective Date................................................82
         11.20  Treatment of Certain Information..............................83
         11.21  Joint and Several Obligations.................................83
         11.22  Limitations on Liability......................................83


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      Credit Agreement, dated as of August 27, 1997, by and among Video Services
Corporation, a Delaware corporation formerly known as International Post Limited (the "Borrower"), VSC MAL Corp., a Delaware corporation (the "Debtor"), the several banks and other financial institutions from time to time parties to this Agreement (each a "Lender" and, collectively, the "Lenders"), and KeyBank National Association ("KBNA"), as agent for the Lenders (in such capacity, the "Agent") and as the Issuer (as such term is defined below).

1.    DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

      1.1   Definitions

            (a) For purposes of Sections 4.16 and 5.17, "debt" means any liability on a claim, and "claim" means any (i) right to payment, whether such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, liquidated or unliquidated.

            (b) Unless otherwise provided herein, when used herein, each of the following capitalized terms shall have the meaning ascribed thereto:

      "ABR Advances": Revolving Credit ABR Advances and Term Loan ABR Advances.

      "Accountants": Ernst & Young, LLP or any other "big six" accounting firm, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and reasonably satisfactory to the Agent.

      "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

      "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

      "Additional Permitted Acquisitions": as defined in Section 8.4(e).

      "Adjusted EBITDA": with respect to any fiscal period, EBITDA in respect of such period minus all Capital Expenditures made by the Borrower and the Subsidiaries on a
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Consolidated basis during such period. Notwithstanding anything in this definition to the contrary, with respect to the fiscal period ending September 30, 1997, there shall be subtracted, without duplication, from "Adjusted EBITDA" for such period the following: with respect to Old IPL and its consolidated subsidiaries for the period from July 1, 1997, through the day immediately preceding the Merger, all Capital Expenditures made during such period determined on a consolidated basis.

      "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

      "Affected Advance": as defined in Section 3.8(b).

      "Affiliate": with respect to any Person at any time and from time to time, any other Person (other than a consolidated subsidiary of such Person) which, at such time (a) controls such Person, or (b) is under common control with such Person. The term "control", as used in this definition with respect to any Person, means the power, whether direct, or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

      "Affiliate Obligations": as of any date and with respect to the Borrower and the Subsidiaries on a Consolidated basis, all obligations (of the type required to be reflected as a liability on the Consolidated balance sheet of the Borrower and the Subsidiaries in accordance with GAAP) owed to any Affiliate of the Borrower, other than an employee of the Borrower or any Subsidiary.

      "Aggregate Commitment Amount": at any date, the sum of the Aggregate Revolving Credit Commitment Amount and the Aggregate Term Loan Commitment Amount.

      "Aggregate Revolving Credit Commitment Amount": at any date, the sum of the Revolving Credit Commitment Amounts of all Lenders on such date.

      "Aggregate Revolving Credit Exposure": at any date, the sum of the Revolving Credit Exposures of all Lenders on such date.

      "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Allowable Amount": as defined in Section 8.6.

      "Alternate Base Rate": for any day, a rate per annum equal to the greater of (a) the KBNA Rate in effect on such day, or (b) 0.50% plus the Federal Funds Effective Rate (rounded, if necessary, to the nearest 1/100th of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) in effect on such day.


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      "Applicable Margin":

            (a) During the period commencing on the Effective Date and ending on the last day of the month in which the Compliance Certificate in respect of the fiscal period ending June 30, 1998 shall have been delivered to the Agent in accordance with Section 7.7(d), (i) with respect to Revolving Credit Eurodollar Advances, Term Loan Eurodollar Advances and the Letter of Credit Fee, 1.750%, and (ii) with respect to the Commitment Fee, 0.375%.

            (b) On and after the first day of the month following the date upon which the Compliance Certificate in respect of the fiscal period ending June 30, 1998 shall have been delivered to the Agent in accordance with Section 7.7(d),
(i) with respect to Revolving Credit Eurodollar Advances and Term Loan Eurodollar Advances, the applicable margin set forth below under the heading "Eurodollar", (ii) with respect to the Commitment Fee, the applicable margin set forth below under the heading "Commitment Fee", and (iii) with respect to the Letter of Credit Fee, the applicable margin set forth below under the heading "LC Fee":

Whenever the                                   Commitment
Leverage Ratio is:          Eurodollar             Fee               LC Fee
------------------          ----------         ----------            ------

> 2.50                      1.750%                0.375%             1.750%

> 2.00 < 2.50               1.500%                0.375%             1.500%
-      -

> 1.25 < 2.00               1.250%                0.250%             1.250%
-      -

< 1.25                      1.000%                0.250%             1.000%


            (c) Except as provided in clause (a) above, changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective on the first day of the month following the date upon which the Compliance Certificate with respect to each fiscal year end shall have been delivered pursuant to Section 7.7(d).

            (d) Notwithstanding anything to the contrary contained in this definition, during the continuance of a Default under Section 7.7(d), the Leverage Ratio shall conclusively be deemed to be in excess of 2.50.

      "Approved Subordinated Debt": up to $7,800,000 of Indebtedness of the Borrower to the extent it is subordinated to the Loan Party Obligations on the terms, and subject to the conditions, set forth in the Approved Subordinated Debt Documents.

      "Approved Subordinated Debt Documents": collectively, (a) the 4% Convertible Subordinated Note, dated May 4, 1995, made by the Borrower, payable to the order of BP


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Partnership, a New York general partnership, and in the principal sum of
$2,914,650, (b) the 4% Convertible Subordinated Note, dated May 4, 1995, made by the Borrower, payable to the order of Jane Stuart, and in the principal sum of $323,850, (c) the 4% Convertible Subordinated Note, dated May 4, 1995, made by the Borrower, payable to the order of ET Partnership, a New York general partnership, and in the principal sum of $2,540,000, (d) the 4% Convertible Subordinated Note, dated May 4, 1995, made by the Borrower, payable to the order of Gregory Letson, in the principal sum of $571,500, and (e) any other promissory notes provided that (i) each was issued by the Borrower in lieu of the payment of cash to one or more of the holders of the Approved Subordinated Debt Documents, and (ii) each is subordinated to the obligations of the Borrower hereunder upon the same terms and conditions as such convertible subordinated notes.

      "Assignment": as defined in Section 11.7(c).

      "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which, subject to the terms and conditions hereof, the assignor assigns to the assignee all or any portion of such assignor's Loans, Notes and Commitments, substantially in the form of Exhibit F.

      "Assignment Fee": as defined in Section 11.7(c).

      "Assignment of Leases": that certain Assignment of Leases and Rents dated as of even date herewith by the Debtor in favor of the Lender covering the Mortgaged Premises, substantially in the form of Exhibit L.

      "Borrowing Date": as defined in Section 2.3.

      "Borrowing Request": a request for Loans in the form of Exhibit C.

      "Capital Expenditures": shall mean, with respect to any Person for any period, the aggregate of all expenditures incurred by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person (other than the portion of the purchase price of any Operating Entity which, under GAAP, would be recorded as such additions).

      "CFO": the chief financial officer of the Borrower or such other officer thereof as shall be reasonably satisfactory to the Agent.

      "Code": the Internal Revenue Code of 1986, as the same may be amended, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

      "Cognitive": as defined in Section 8.7.

      "Collateral": the assets and other property in which a security interest is granted under the Collateral Documents.


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      "Collateral Documents": collectively, (a) upon the execution and delivery thereof: the Security Agreement, the Guaranty, the Consolidation Agreement, the Mortgage, the Gap Mortgage, the Assignment of Leases, and (b) all documents executed or delivered in connection with any of the foregoing.

      "Commitment Amount": with respect to any Lender, its Revolving Credit Commitment Amount or Term Loan Commitment Amount, as the case may be.

      "Commitment Fee": as defined in Section 3.11.

      "Commitment Percentage": as of any date and with respect to any Lender, a fraction the numerator of which is the sum of such Lender's Revolving Credit Commitment Amount and Term Loan Commitment Amount on such date, and the denominator of which is the Aggregate Commitment Amount on such date.

      "Commitments": with respect to any Lender, its Revolving Credit Commitment and Term Loan Commitment.

      "Company": the Borrower or the Debtor, as the case may be.

      "Compensatory Interest Payment": as defined in Section 3.4(c).

      "Compliance Certificate": a certificate in the form of Exhibit H.

      "Consolidated": the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

      "Consolidating Accounting Principles": with respect to the financial recordkeeping and reporting of the Borrower, GAAP consistently applied, but excluding any GAAP which would require or permit the consolidation of financial statement information.

      "Consolidation Agreement": that certain Consolidation, Modification and Extension Agreement dated as of even date herewith by and between the Debtor and the Agent which consolidates the Liens of, and modifies the terms, and extends the maturity date of, the Existing Mortgage and the Gap Mortgage, substantially in the form of Exhibit G.

      "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any Investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the

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purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and
(v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

      "Control Person": as defined in Section 3.6.

      "Default": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (a) the Stock of, or other equity interests of, any other Person, (b) any business, going concern or division or segment thereof, or (c) any other Property of such Person (other than in the ordinary course of business, it being understood that the disposition of equipment that is obsolete, not "state of the art" or otherwise no longer useful in a Person's business will constitute a disposition in the ordinary course of business, subject to the limitations contained in the following proviso), provided, however, that no such sale, assignment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business
(i) if the fair market value thereof is in excess of $1,000,000, or (ii) to the extent that the fair market value thereof, when aggregated with all other sales, assignments, transfers and other dispositions (other than those contemplated by Section 8.3(a), (b) or (c)) made by such Person within the same fiscal year, exceeds $2,500,000, and then only to the extent of such excess, if any, or (ii) it is the sale, assignment, transfer or disposition of (1) all or substantially all of the Property of such Person, or (2) any Operating Entity.

      "Dollar or "$": lawful currency of the United States of America.

      "Domestic Business Day": any day on which the Agent shall be open to the public at its office set forth in Section 11.2 for the transaction of its normal banking business.

      "Domestic Subsidiary": as of any date, each Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

      "Drop Down": the contribution to the Borrower or any Subsidiary of the land and buildings located at 240 Pegasus Avenue, Northvale, New Jersey and 183 Oak Tree Road, Tappan, New York and a sublease of the building located at 235 Pegasus Avenue, Northvale, New Jersey, together with the assumption by the Borrower or such Subsidiary of any indebtedness (in the aggregate not in excess of $5,000,000) related to such properties and sublease.

      "EBITDA": with respect to the Borrower and the Subsidiaries for any period, the net income thereof on a consolidated basis in accordance with GAAP during such period, exclusive of each of the following to the extent utilized in determining such net income: (a) Interest Expense, (b) provision for income taxes, (c) depreciation, (d) amortization, and (e) all other unusual and/or extraordinary non-cash additions to and subtractions from such net income. Notwithstanding anything in this definition to the contrary, with respect to the fiscal period ending September 30, 1997, there shall be added, without duplication, to "EBITDA" for such period the following: with respect to Old IPL and its consolidated subsidiaries for the period from July 1, 1997, through the day immediately preceding the Merger, the net income thereof on a consolidated basis in accordance with GAAP during such period, exclusive of each of the following to the extent utilized in determining such net income: (a) Interest Expense, (b) provision for income taxes, (c) depreciation, (d) amortization, and
(e) all other unusual and/or extraordinary non-cash additions to and subtractions from such net income.

      "Effective Date": as defined in Section 11.19.

      "Eligible Institution": as defined in Section 11.7(c).

      "Employee Benefit Plan": an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower or any Subsidiary; provided, however, that for purposes of Section 9.1(k), such term shall include an employee benefit plan maintained, sponsored or contributed to by an ERISA Affiliate.

      "Equitable": The Equitable Life Assurance Society of the United States and Equitable Deal Flow Fund, L.P., each for so long as they, collectively, shall maintain beneficial ownership of Subject Shares which constitute more than 19% of the issued and outstanding shares of capital voting stock of the Borrower.

      "Equity Offering": with respect to the Borrower, the issuance by the Borrower of additional capital stock or any warrant or option therefor or other Stock convertible into such capital stock, except to the extent such issuance is consummated in connection with any compensation program for existing or former employees and/or directors, provided, however, that the conversion of all or any portion of the Approved Subordinated Debt upon the terms and subject to the conditions set forth in the relevant Approved Subordinated Debt Document shall not constitute an "Equity Offering".

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

      "ERISA Affiliate": when used with respect to an Employee Benefit Plan, Pension Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code or, solely with respect to applicable provisions of the Code, Sections 414(m) or (o) of the Code, of which the Borrower or any Subsidiary is a member.

      "Eurodollar Advance": a Revolving Credit Eurodollar Advance or a Term Loan Eurodollar Advance.

      "Eurodollar Business Day": any Domestic Business Day on which the Agent is open for international business (including dealings in Dollar deposits).

      "Eurodollar Interest Period": the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.3 or Section
3.3 and ending one, two, three, six (or, to the extent available, nine or twelve) months thereafter, as selected by the Borrower in accordance with such Sections, subject to the following:

            (i) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and

            (ii) if any Interest Period shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.

      "Eurodollar Rate": with respect to each Eurodollar Advance and as determined by KBNA and reported to the Agent, the rate of interest per annum (rounded, if necessary, to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to a fraction, the numerator of which is the rate, as reported by KBNA to the Agent, quoted by KBNA to leading banks in the interbank eurodollar market as the rate at which KBNA is offering Dollar deposits in an amount approximately equal to KBNA's Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance, as quoted two Eurodollar Business Days prior to the first day of such Interest Period, and the denominator of which is an amount equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which KBNA and other major United States money center banks are subject, in respect of eurocurrency liabilities without benefit of credits for proration, exceptions or offsets which may be available from time to time to KBNA.

      "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

      "Excluded Property": the following property owned by the Borrower on the date hereof: (a) 25 shares of Coca Cola, 197 shares of Rea Gold Corp., 80 shares of American Resources,

1 share of Viacom, Inc., and (b) until such time, if any, as the same are represented by a certificate or instrument which is not lost, 50,000 shares of Denning Mobile Robotics, Inc., promissory note issued by Manhattan Transfer/Edit Inc. to International Post Finance Limited ("IPFL") on June 1, 1994 in the amount of $14,310,000.00, note issued by Audio plus Video International to IPFL on June 1, 1994 in the amount of $7,440,000.00, and note issued by Old IPL to IPFL on July 12, 1995 in the amount of $24,490,000.00.

      "Excluded Taxes": as defined in Section 3.10.

      "Existing Debt": all obligations and liabilities listed on Schedule 1.1A.

      "Existing Mortgage": that certain Mortgage dated May 8, 1990 in the original principal amount of $2,200,000 made by M.A.L. Partners to Savings Bank of Rockland Co. and recorded in the Office of the Clerk of Rockland County on June 25, 1990 in Reel 415, page 331 and the mortgage note(s) secured thereby, as extended and modified by that certain Extension and Modification Agreement dated September 1, 1995 made by and between M.A.L. Partners and First Fidelity Bank, National Association and recorded in the said Clerk's Office on September 29, 1995 in Reel 752, page 5887, upon which there remains outstanding as of the date hereof the unpaid principal amount of $1,485,030.06.

      "Existing Pension Plan": a Pension Plan listed on Schedule 1.1B hereto.

      "Facility Fee": as defined in Section 3.12.

      "Federal Funds Effective Rate": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "Fees": as defined in Section 3.2(a).

      "Financial Statements": as defined in Section 4.14.

      "Fixed Charge Coverage Ratio": (i) as of the fiscal quarter ending September 30, 1997, the ratio of (a) Adjusted EBITDA in respect of the fiscal quarter then ending, to (b) Fixed Charges in respect of the fiscal quarter then ending, (ii) as of the fiscal quarter ending December 31, 1997, the ratio of (a) Adjusted EBITDA in respect of the two consecutive fiscal quarters then ending, to (b) Fixed Charges in respect of the two consecutive fiscal quarters then ending,

(iii) as of the fiscal quarter ending March 31, 1998, the ratio of (a) Adjusted EBITDA in respect of the three consecutive fiscal quarters then ending, to (b) Fixed Charges in respect of the three consecutive fiscal quarters then ending, and (iv) as of each fiscal quarter ending on or after June 30, 1998, the ratio of (a) Adjusted EBITDA for the four consecutive fiscal quarters then ended, to
(b) Fixed Charges in respect of the four consecutive fiscal quarters then ended.

      "Fixed Charges": in respect of any period, the sum, without duplication, of each of the following in respect of the Borrower and the Subsidiaries on a Consolidated basis: (a) Interest Expense in respect of such period or any prior period to the extent paid in such period, plus (b) with respect to all Funded Debt of the Borrower and the Subsidiaries, all repayments of such Funded Debt which were scheduled (after giving effect to any applicable grace period) to be made during such period, plus (c) without duplication, all Restricted Payments made by the Borrower, plus (d) all income taxes paid by the Borrower and the Subsidiaries during such period. Notwithstanding anything in this definition to the contrary, with respect to the fiscal period ending September 30, 1997, there shall be added, without duplication, to "Fixed Charges" for such period the following: with respect to Old IPL and its consolidated subsidiaries for the period from July 1, 1997, through the day immediately preceding the Merger, the sum, without duplication, of each of the following: (a) Interest Expense in respect of such period or any prior period to the extent paid in such period, plus (b) with respect to all Indebtedness of Old IPL and its consolidated subsidiaries, all repayments of such Indebtedness which were scheduled (after giving effect to any applicable grace period) to be made during such period, plus (c) without duplication, all Restricted Payments made by Old IPL, plus (d) all income taxes paid by Old IPL and its consolidated subsidiaries during such period.

      "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

      "Funded Debt": with respect to any Person as of any date, all Indebtedness of such Person on such date, other than any such Indebtedness which constitutes Indebtedness of such Person solely by reason of clause (d)(ii) of the defined term "Indebtedness".

      "GAAP": generally accepted accounting principles as from time to time in effect in the United States.

      "Gap Mortgage": that certain mortgage dated the date hereof in the original principal sum of $514,969.94 made by the Debtor to the Agent to be recorded in the Rockland County Clerk's Office.

      "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      "Guarantors": as defined in the Guaranty.

      "Guaranty": as defined in Section 5.5.

      "Highest Lawful Rate": the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to any Lender or the Issuer pursuant to this Agreement under the laws applicable to such Lender or the Issuer, as the case may be, and this Agreement.

      "Impermissible Qualification": means, relative to any opinion by the Accountants as to any financial statement delivered pursuant hereto, any qualification or exception to such opinion: (a) which is of a "going concern" or a similar nature with respect to the Borrower or any Subsidiary, (b) which relates to the limited scope of examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by the Accountants or with respect to Persons other than the Borrower or such Subsidiary), or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any obligation under Sections 7.11, 7.12 or 7.13.

      "Indebtedness": as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a)(i) indebtedness for borrowed money, or (ii) the deferred purchase price of Property (excluding, to the extent included therein and without duplication, (1) trade payables, (2) accrued expenses incurred in the ordinary course of business, (3) indebtedness which, at such time and in accordance with GAAP, is contingent, and (4) billings in excess of cost on uncompleted contracts), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to (i) any conditional sale or (ii) other title retention agreement (which shall be deemed to exclude any such agreement which would be deemed to be a title retention agreement solely by reason of it constituting an operating lease), (d)(i) indebtedness arising under acceptance facilities, (ii) the amount available to be drawn under all letters of credit issued for the account of such Person, and
(iii) without duplication of amounts under clause (d)(ii), all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations.

      "Indemnified Liabilities": as defined in Section 11.5.

      "Indemnified Tax Person": as defined in Section 3.10(a).

      "Initial Transactions": as defined in Section 7.7(e).

      "Intercompany Acquisition": an Acquisition by the Borrower or any Guarantor from the Borrower or any other Guarantor.

      "Intercompany Debt": (a) Indebtedness of the Borrower to one or more of the Guarantors, (b) Indebtedness of one or more of the Guarantors, to any one or more of the Guarantors, and (c) demand Indebtedness of one or more of the Guarantors to the Borrower.

      "Intercompany Disposition": a Disposition by the Borrower or any Guarantor to the Borrower or any other Guarantor.

      "Interest Expense": for any period and in respect of any Person, the interest expense of such Person in respect of such period (after giving effect to all Interest Rate Protection Arrangements), determined in accordance with GAAP.

      "Interest Payment Date": (i) with respect to each ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) with respect to each Eurodollar Advance, the last day of such Interest Period, (iii) with respect to each Eurodollar Advance in respect of which the Borrower has selected an Interest Period greater than three months, at the end of each consecutive three month period during such Interest Period, and (iv) with respect to the Term Loans, each date upon which a scheduled installment thereon becomes due.

      "Interest Period": a Eurodollar Interest Period.

      "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

      "Investments": as defined in Section 8.5.

      "Issuer": KeyBank National Association.

      "KBNA": as defined in the preamble.

      "KBNA Rate": a rate of interest per annum equal to the rate of interest publicly announced by KBNA from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

      "Letter of Credit Commitment": the commitment of the Issuer to issue Letters of Credit under and in accordance with the terms of this Agreement.

      "Letter of Credit Exposure": at any date, (a) in respect of all the Lenders, the sum, without duplication, of (i) the aggregate amount which may be drawn under all unexpired Letters of Credit outstanding on such date (whether or not the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, on such date, of all unpaid drafts (which have not been dishonored) drawn on all Letters of Credit, and (iii) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit on such date, and
(b) in respect of any Lender, an
amount equal to such Lender's Commitment Percentage multiplied by the amount determined under clause (a) of this definition.

      "Letter of Credit Fee": as defined in Section 3.13.

      "Letter of Credit Participation": with respect to each Lender, its obligations to the Issuer hereunder.

      "Letter of Credit Request": a request in the form of Exhibit I.

      "Letters of Credit": as defined in Section 2.8(a).

      "Leverage Ratio": (i) as of the fiscal quarter ending September 30, 1997, the ratio of (a) Total Funded Debt on such date, to (b) four multiplied by EBITDA in respect of the fiscal quarter then ending, (ii) as of the fiscal quarter ending December 31, 1997, the ratio of (a) Total Funded Debt on such date, to (b) two multiplied by EBITDA in respect of the two consecutive fiscal quarters then ending, (iii) as of the fiscal quarter ending on March 31, 1998, the ratio of (a) Total Funded Debt on such date, to (b) (4/3) multiplied by EBITDA in respect of the three consecutive fiscal quarters then ending, and (iv) as of each fiscal quarter ending on or after June 30, 1998, the ratio of (a) Total Funded Debt on such date, to (b) EBITDA in respect of the four consecutive fiscal quarters then ending.

      "Lien": any mortgage, pledge, collateral assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

      "Loan": a Revolving Credit Loan or a Term Loan, as the case may be.

      "Loan Documents": this Agreement, the Collateral Documents and, upon the execution and delivery thereof, the Notes and the Reimbursement Agreements.

      "Loan Party": with respect to any Loan Document, any Person (other than the Agent, the Issuer or any Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

      "Loan Party Obligations": all of the obligations and liabilities of the Loan Parties under each Interest Rate Protection Arrangement with one or more of the Lenders and under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

      "Loans": the Revolving Credit Loans and the Term Loans.

      "Margin Stock": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      "Material Adverse": with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, prospects or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) except to the extent caused by the gross negligence or willful misconduct of the Agent, the Issuer or any Lender, the ability of the Agent, the Issuer or such Lender to enforce the Loan Documents.

      "Merger": as defined in Section 5.6.

      "Merger Agreement": the Agreement and Plan of Merger, dated as of June 27, 1997, among Old IPL, Old VSC and all of the shareholders of Old VSC, as the same may be amended, supplemented or otherwise modified from time to time.

      "Merger Documents": the Merger Agreement, together with all documents, instruments and other agreements entered into in connection with the Merger Agreement.

      "Mortgage": the Existing Mortgage covering the Mortgaged Premises, as assigned to the Agent by the current holder of such Existing Mortgage and as increased by the Gap Mortgage, together as consolidated under the Consolidation Agreement, as the same may be hereafter amended, supplemented or otherwise modified from time to time.

      "Mortgaged Premises": the real property owned in fee simple by the Debtor commonly known as 183 Oak Tree Road, Hamlet of Tappan, Town of Orangetown, Rockland County, New York 10983 (Section 77.15, Block 1, Lot 32), as more particularly described in the Mortgage.

      "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate contributes or is obligated to contribute.

      "Net Cash Proceeds": with respect to any Disposition by the Borrower or any Subsidiary, the aggregate gross sales proceeds received by the Borrower or such Subsidiary in connection with such Disposition less the sum of (a) sales and other commissions and reasonable legal and other expenses incurred in connection with such Disposition, (b) any taxes paid or payable by the Borrower or such Subsidiary in connection therewith or arising therefrom, (c) the amount of Indebtedness secured by the Property subject to such Disposition which, in accordance with the terms governing such Indebtedness, is required to be repaid upon such Disposition, (d) the face amount of any seller financing provided by the Borrower or such Subsidiary attributable to such Disposition, but in no event in excess of 15% of such aggregate gross sales proceeds, and (e) all other costs and expenses incurred by the Borrower or such Subsidiary in consummating such sale, such as advertising, repairs or improvements, or readying the Property disposed of for such Disposition.

      "Note": a Revolving Credit Note or a Term Note, as the case may be.

      "Notes": the Revolving Credit Notes or the Term Notes.

      "Old IPL": the Borrower, immediately prior to the Merger.

      "Old VSC": Video Services Corporation, a New Jersey corporation.

      "Operating Entity": (a) any Person, (b) any business or operating unit of a Person which is operated separate and apart from the other businesses and operations of such Person, or (c) any other line of business or business segment.

      "Other Liens": all Liens on Property of the Borrower or any Subsidiary, other than Liens permitted pursuant to clauses (a) - (l) of Section 8.2.

      "Outstandings": with respect to the Issuer and each other Lender, as the case may be, as of any date, an amount equal to (a) the outstanding principal balance on such date of all the Loans of the Issuer or such other Lender, plus
(b) with respect to the Issuer only, the excess of (i) the aggregate sum of all drafts honored under all Letters of Credit, over (ii) all payments made to the Issuer by the Borrower and the Lenders in reimbursement thereof or participation therein, as the case may be, plus (c) with respect to each Lender, the excess of
(i) the aggregate sum of all payments by such Lender in participation of the Reimbursement Obligations, over (ii) all payments to such Lender in respect of such participation.

      "Outstanding Percentage": as of any date and with respect to the Issuer and each other Lender, as the case may be, a fraction the numerator of which is the Outstandings of the Issuer or such other Lender, as applicable, on such date, and the denominator of which is the aggregate Outstandings of the Issuer and all other Lenders on such date.

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

      "Pension Plan": at any time, any employee benefit plan (excluding a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

      "Person": any individual, firm, partnership, joint venture, limited liability company, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity; provided that for the purpose of the definition of "ERISA Affiliate", any such Person shall be conducting a trade or business.

      "Prohibited Transaction": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code, Section 408 of

ERISA, or an individual or class prohibited transaction exception.

      "Property": in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

      "Put Agreement": The Put Agreement, dated as of January 22, 1997, by and among Cognitive, Old IPL, Susan Wiener, Michael Rudnick and David Leveen, as the same may be amended, supplemented or otherwise modified from time to time.

      "Regulatory Change": (a) the introduction or phasing in of any law, rule or regulation after the date hereof, (b) the issuance or promulgation after the date hereof of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (c) any change after the date hereof in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof.

      "Reimbursement Agreement": as defined in Section 2.8(b).

      "Reimbursement Obligations": all of the obligations and liabilities of the Borrower and the Subsidiaries (a) under each Reimbursement Agreement, and (b) hereunder in respect of the Letters of Credit.

      "Reportable Event": with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) of ERISA (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), (b) an event requiring the Borrower, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (c) failure to make any payment required by Section 412(m) of the Code.

      "Required Lenders": (a) at any time when no Loans or Letters of Credit are outstanding, two or more Lenders the sum of whose Revolving Credit Commitment Amounts and Term Loan Commitment Amounts equal or exceed 60% of the Aggregate Commitment Amount, and (b) at all other times, two or more Lenders having Outstandings equal to or more than 60% of the aggregate Outstandings of the Issuer and all Lenders.

      "Restricted Payment": with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and
(c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.

      "Revolving Credit ABR Advance": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

      "Revolving Credit Commitment": in respect of any Lender, such Lender's undertaking to make Revolving Credit Loans to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Revolving Credit Commitment Amount of such Lender.

      "Revolving Credit Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Revolving Credit Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Revolving Credit Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as all of the same may be adjusted from time to time pursuant to Sections 2.5 and 11.7(c).

      "Revolving Credit Commitment Period": the period commencing on the Effective Date and ending on the Revolving Credit Commitment Termination Date.

      "Revolving Credit Commitment Termination Date": the earlier to occur of
(a) September 30, 2002, and (b) such other date upon which the Revolving Credit Commitments shall have been terminated in accordance with Section 2.5 or Section 9.2.

      "Revolving Credit Eurodollar Advance": a given portion of the Revolving Credit Loans selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Sections 2.3 and 3.3.

      "Revolving Credit Exposure": with respect to any Lender as of any date, the sum as of such date of (a) the outstanding principal balance of such Lender's Revolving Credit Loans, and (b) an amount equal to such Lender's Letter of Credit Exposure.

      "Revolving Credit Loans": as defined in Section 2.1.

      "Revolving Credit Note": as defined in Section 2.2(a).

      "Security Agreement": as defined in Section 5.4.

      "Significant Subsidiary": as of any date (a) each Guarantor which is a Subsidiary on such date, and (b) each other Subsidiary which is a "Significant Subsidiary" under, and as such term is defined in, Regulation S-X, as in effect on the date hereof, of the United States Securities and Exchange Commission, provided, however, that all references to "10 percent" contained in such term shall, for purposes of this definition, be deemed to be references to "5 percent".

      "Special Counsel": Emmet, Marvin & Martin, LLP, or such other counsel as the Agent shall retain as its counsel in connection herewith.

      "Spin-off": the spin-off by Old VSC to the shareholders thereof of its business segment known as Diversified Products.

      "Stock": any and all shares, interests, warrants, options, rights of conversion, participations or other equivalents (however designated) of corporate stock.

      "Subject Shares": the shares of capital voting stock of the Borrower owned by Equitable on the date hereof.

      "Subsidiary": at any time and from time to time, any corporation, association, partnership, joint venture, limited liability company, or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

      "Taxes": as defined in Section 3.10.

      "Term Loan": as defined in Section 2.1(b).

      "Term Loan ABR Advance": the Term Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

      "Term Loan Commitment": in respect of any Lender, such Lender's undertaking to make a Term Loan to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Term Loan Commitment Amount of such Lender.

      "Term Loan Commitment Amount": as of the first Borrowing Date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Term Loan Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Term Loan Commitment Amount" which such Lender shall have assumed from another Lender in accordance with
Section 11.7 on or prior to the first Borrowing Date, as all of the same may be adjusted from time to time pursuant to Sections 2.5 and 11.7(c).

      "Term Loan Eurodollar Advance": a given portion of the Term Loans selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Sections 2.3 and 3.3.

      "Term Note": as defined in Section 2.2(b).

      "Termination Event": with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA (which shall include the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA), or (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA (which shall include the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA).

      "Total Funded Debt": as of any date and with respect to the Borrower and the Subsidiaries on a Consolidated basis, the sum of the following, without duplication: (i) all Funded Debt, plus (ii) all Affiliate Obligations.

      "Transaction Documents": the Loan Documents, the Merger Documents and the Approved Subordinated Debt Documents.

      "Unfunded Pension Liabilities": with respect to any Pension Plan, as of the last day of the fiscal year of such Pension Plan preceding the time in question, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

      "Unqualified Amount": as defined in Section 3.4(c).

      "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in the income statement of the Borrower and its Consolidated Subsidiaries, provided that prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of the transition obligation.

      "Upstream Payments": as defined in Section 8.8.

      "Wholly-Owned Subsidiary": each Subsidiary 100% of the outstanding capital stock of which is held by the Borrower and/or any one or more Wholly-Owned Subsidiaries.

      1.2 Principles of Construction

            (a) Each capitalized term ascribed a meaning by this Agreement shall have such meaning when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

            (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and


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

accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise expressly provided herein, the word "fiscal" when used herein shall refer to the relevant fiscal period of the Borrower. Each Consolidating financial statement and the worksheet attached to each Compliance Certificate, in each case required to be delivered hereunder, shall be substantially in the form of the financial statement or worksheet, as the case may be, attached hereto as Exhibit M.

            (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision hereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

            (d) All references in each Loan Document to a time of day shall mean such time in New York, New York, unless otherwise expressly provided therein.

            (e) Section headings have been inserted in certain Loan Documents for convenience only and shall not be construed to be a part thereof. As used in each Loan document, unless otherwise expressly provided therein, words in the singular number include the plural, and words in the plural include the singular.

            (f) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.

            (g) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise expressly provided therein.

2.    AMOUNT AND TERMS OF LOANS

      2.1   Loans

            (a)   Revolving Credit Loans

            Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans (each a "Revolving Credit Loan" and, collectively with each other Revolving Credit Loan of such Lender and/or with each Revolving Credit Loan of each other Lender, the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof, provided that immediately after making each Revolving Credit Loan and after giving effect to all reimbursements of Letters of Credit made concurrently with the making of such Revolving Credit Loan, (x) such Lender's Revolving Credit Exposure would not exceed such Lender's Revolving Credit Commitment Amount, and (y) the

Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount. The principal amount of each Lender's Revolving Credit Loan made on a Borrowing Date shall be an amount equal to its Commitment Percentage of all Revolving Credit Loans made on such date. Subject to the provisions of Sections 2.3 and 3.3, Revolving Credit Loans may be made as (i) one or more Revolving Credit ABR Advances, (ii) one or more Revolving Credit Eurodollar Advances, or (iii) any combination thereof.

            (b)   Term Loans

            Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make an advance, on behalf of the Debtor (each a "Mortgage Advance" and, collectively with the Mortgage Advance of each other Lender, the "Mortgage Advances") on the first Borrowing Date, but in no event later than September 15, 1997, in an amount not to exceed the lesser (the "Mortgage Advance Limit") of (i) such Lender's Term Loan Commitment Amount less the amount of such Lender's Term Advance, and (ii) $2,000,000. The principal amount of each Lender's Mortgage Advance shall be an amount equal to its Commitment Percentage of all of the Mortgage Advances made. Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make an advance (each a "Term Advance" and, collectively with the Term Advance of each other Lender, the "Term Advances") to the Borrower on the first Borrowing Date, but in no event later than September 15, 1997, in an amount not to exceed such Lender's Term Loan Commitment Amount less the amount of such Lender's Mortgage Advance. The principal amount of each Lender's Term Advance shall be an amount equal to its Commitment Percentage of all of the Term Advances made. For purposes hereof, the defined term "Term Loan" shall refer, collectively, to the Mortgage Advance and the Term Advance of any Lender, and the defined term "Term Loans" shall refer, collectively, to the Term Loans of all Lenders. Subject to the provisions of Sections 2.3 and 3.3, Term Loans may be made as (a) one or more ABR Advances, (b) one or more Term Loan Eurodollar Advances, or (c) any combination thereof.

      2.2 Notes

            (a)   Revolving Credit Notes

            The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B-1 (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Note of each other Lender, the "Revolving Credit Notes"), payable to the order of such Lender, dated the first Borrowing Date, and in the maximum stated principal amount equal to such Lender's Revolving Credit Commitment Amount.

            (b)   Term Notes

                The Term Loan made by each Lender shall be evidenced by a promissory note of the Borrower and the Debtor, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a "Term Note" and, collectively with the Term Note of each other Lender, the "Term Notes"), payable to the order of such Lender, dated the first Borrowing Date, and in a stated principal amount equal to such Lender's Term Loan.

      2.3 Notice of Borrowing

            The Borrower agrees to notify in writing the Agent, which notification shall be irrevocable, no later than 12:00 noon at least (a) one Domestic Business Day, in the case of an ABR Advance, and (b) three Eurodollar Business Days, in the case of a Eurodollar Advance, in each such case prior to each date it intends to borrow Loans under this Agreement (each a "Borrowing Date"), specifying the aggregate amount requested to be borrowed under the Revolving Credit Commitments and/or the Term Loan Commitments, as the case may be, the proposed Borrowing Date, the Company requesting such Loans (in the case of a request for Term Loans), whether the borrowing is to be of Revolving Credit Loans and/or Term Loans (and, in the case of the Term Loans, whether they constitute Mortgage Advances or Term Advances), whether the borrowing is to be of one or more ABR Advances, one or more Revolving Credit Eurodollar Advances, and/or Term Loan Eurodollar Advances, or a combination thereof, and the amount of each thereof, and the Interest Period for each Eurodollar Advance, which notice shall be promptly confirmed by delivery to the Agent of a Borrowing Request. The Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) of such borrowing request. Subject to its receipt of each such notice from the Agent and subject to the terms and conditions hereof, each Lender shall make immediately available funds available to the Agent at the address therefor set forth in Section 11.2 not later than 1:00 P.M. on each Borrowing Date in an amount equal to such Lender's Commitment Percentage of the Loans requested by the Borrower on such Borrowing Date, provided, however, that (i) each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $500,000, or an integral multiple of $100,000 in excess thereof, and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $100,000 or an integral multiple of in excess thereof.

      2.4 Use of Proceeds

            The Companies agree that the proceeds of the Loans shall be used solely (i) in the case of Revolving Credit Loans, (a) for general working capital purposes, (b) up to $10,000,000 in aggregate principal amount, for Additional Permitted Acquisitions, and (c) to pay fees and expenses in connection with the Merger, and, (ii) in the case of the Term Loans, (a) to refinance the Existing Debt, and (b) general corporate purposes. The Borrower covenants and agrees that the Letters of Credit shall be issued in connection with (A) its general corporate purposes, and (B) workers' compensation insurance obligations of the Borrower and the Guarantors. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan, nor any Letter of Credit, will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

      2.5 Termination or Reduction of Commitments

            (a) Voluntary Termination or Reduction

                  At the Borrower's option and upon at least three Domestic Business Days' prior irrevocable written notice to the Agent, (i) the Borrower may terminate the Term Loan Commitments at any time provided that immediately after giving effect thereto there shall be no Term Loans outstanding, (ii) the Borrower may, provided that the Term Loan Commitments shall have been terminated, terminate the Revolving Credit Commitments provided that immediately after giving effect thereto there shall be no Revolving Credit Loans outstanding, and (iii) the Borrower may permanently reduce the Aggregate Revolving Credit Commitment Amount in part at any time and from time to time, provided that (A) immediately after giving effect to each such reduction, the Aggregate Revolving Credit Commitment Amount shall equal or exceed the Revolving Credit Exposure, and (B) each such partial reduction shall be in an amount equal to at least $1,000,000, or an integral multiple thereof.

            (b) Reductions Generally

                  Each reduction of the Aggregate Revolving Credit Commitment Amount shall be made by reducing each Lender's Revolving Credit Commitment Amount by a sum equal to such Lender's Commitment Percentage of the amount of such reduction.

      2.6 Amortization of the Term Loans

            (a) The aggregate outstanding principal balance of the Term Loans shall be due and payable in installments, payable on such dates, and in such amounts, as follows:

                Date                         Amount

         December 31, 1997                   $1,000,000

         March 31, 1998                      $1,000,000
         June 30, 1998                       $1,000,000
         September 30, 1998                  $1,000,000
         December 31, 1998                   $1,250,000

         March 31, 1999                      $1,250,000
         June 30, 1999                       $1,250,000
         September 30,1999                   $1,250,000
         December 31, 1999                   $1,750,000

         March 31, 2000                      $1,750,000
         June 30, 2000                       $1,750,000

         September 30, 2000                  $1,750,000
         December 31, 2000                   $1,750,000

         March 31, 2001                      $1,750,000
         June 30, 2001                       $1,750,000
         September 30, 2001                  $2,000,000
         December 31, 2001                   $2,000,000

         March 31, 2002                      $2,000,000
         June 30, 2002                       $2,000,000
         September 30, 2002                  $3,750,000

            (b) All payments made on the Term Loans shall be applied first, to the repayment or prepayment, as the case may be, in full of the Term Advances and, thereafter, to the Mortgage Advances; provided, however, that notwithstanding anything to the contrary contained herein, in the event that the entire Mortgaged Premises have been condemned or sold, assigned, transferred or otherwise disposed of and, in connection therewith, the Borrower has made all repayments and prepayments of the Term Loans required by the terms of the Loan Documents, all payments made on the Term Loans on and after the Effective Date shall instead be deemed to have been applied first, to the repayment or prepayment, as the case may be, in full of the Mortgage Advances and, thereafter, to the Term Advances, and the Borrower, the Lenders and the Agent shall make appropriate changes in their books and records to reflect the same.

      2.7 Prepayments of the Loans

            (a) Voluntary Prepayments. Either Company may, at its option, prepay the Loans, in whole or in part, without premium or penalty (but subject to Section 3.5), at any time and from time to time, by notifying the Agent in writing at least three Eurodollar Business Days, in the case of a prepayment of a Eurodollar Advance, or one Domestic Business Day, in the case of a prepayment of an ABR Advance, prior to the proposed prepayment date and specifying (i) the amount to be prepaid, (ii) the date of prepayment, (iii) the amount of such prepayment to be applied to Term Loans and to Revolving Credit Loans, and (iv) the respective amounts to be applied to outstanding ABR Advances or Eurodollar Advances. Upon receipt of each such notice, the Agent shall promptly notify each Lender thereof. Each such notice given pursuant to this Section 2.7(a) shall be irrevocable. Each partial prepayment under this Section 2.7(a) shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof in the case of Eurodollar Advances, and in a minimum amount of $100,000 or in integral multiples thereof in the case of each ABR Advance.

            (b) Mandatory Prepayments. Subject to Section 2.7(d), upon the date of each Disposition by the Borrower or any Subsidiary (other than an Intercompany Disposition permitted pursuant to Section 8.3(c)), the Borrower shall prepay the Loans in an amount equal to the Net Cash Proceeds of such Disposition.

            (c) Application of Prepayments. Subject to Section 2.7(d), all mandatory prepayments of the Loans required to be made pursuant to this Agreement shall be applied first, to the outstanding principal balance of the Term Loan ABR Advances, if any, second to the outstanding principal balance of the Term Loan Eurodollar Advances, if any, third to the outstanding principal balance of the Revolving Credit ABR Advances, if any, and last, to the outstanding principal balance of Revolving Credit Eurodollar Advances, if any. Subject to Section 2.7(d), all voluntary prepayments made pursuant to Section 2.7(a) hereof shall be applied to the respective outstanding principal balances of the Revolving Credit Loans and the Term Loans in such amounts as the Borrower shall specify; to the extent applied to outstanding Revolving Credit Loans, prepayments shall be applied first to the outstanding principal balance of Revolving Credit ABR Advances, if any, and then to the outstanding principal balance of Revolving Credit Eurodollar Advances, and to the extent applied to outstanding Term Loans, applied first to the outstanding principal balance of Term Loan ABR Advances, and then to the outstanding principal balance of Term Loan Eurodollar Advances. Each prepayment pursuant to this Section 2.7 that is applied to Term Loans shall be applied first, pro rata against installments of principal, if any, required to be paid during the fiscal year of the Borrower in which such prepayment is made, then pro rata against the remaining installments of principal required to be made during the calendar years 2001 and 2002, and then pro rata against the remaining installments of principal.

            (d) In General. Simultaneously with each prepayment of a Loan, the Companies shall prepay all accrued interest on the amount prepaid through the date of prepayment and any amounts due under Section 3.5. In the event the amount of any prepayment of the Term Loans required or permitted to be made pursuant hereto shall exceed the aggregate outstanding principal balance of Term Loan ABR Advances outstanding on the date of such prepayment or the amount of any prepayment of the Revolving Credit Loans required or permitted to be made pursuant hereto shall exceed the aggregate outstanding principal balance of Revolving Credit ABR Advances outstanding on the date of such prepayment (the aggregate amount of any such excess being referred to as the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full (but not later than the date such prepayment would otherwise be due), to prepay the applicable outstanding principal balance of Term Loan ABR Advances or Revolving Credit ABR Advances, as the case may be, and to deposit an amount equal to the Excess Amount with the Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Agent but which, in any event, shall provide that the Agent shall have a first perfected Lien on such account and all sums on deposit therein) by and in the sole dominion and control of the Agent. Any amounts so deposited shall be held by the Agent as collateral for the Loan Party Obligations and, until depleted, automatically applied to the prepayment of each Term Loan Eurodollar Advance (in the event of a prepayment originally relating to Term Loans) or each Revolving Credit Eurodollar Advance (in the event of a prepayment originally relating to Revolving Credit Loans) at the end of the Interest Period therefor as the same shall expire. On a Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.7(d) and (ii) the Borrower shall have delivered to the Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in Investments of the type specified in Section 8.5(a), (b), (c) or (d), as specified in such request, the Agent shall use its reasonable efforts to invest such remaining collected amounts in such specified Investments, provided, however that the Agent shall have full and continuous dominion and control over any such Investments (and over any interest that accrues thereon and any proceed thereof) to the same extent that it has dominion and control over such cash collateral account and no such Investment shall mature after the end of the Interest Period to which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account. All prepayments of the Loans shall be applied in accordance with Section 2.6(b).

      2.8 Letter of Credit Sub-facility

            (a) Subject to the terms and conditions of this Agreement and the payment by the Borrower to the Issuer of such fees as the Borrower and the Issuer shall have agreed, the Issuer agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue standby letters of credit (each a "Letter of Credit" and, collectively, the "Letters of Credit") during the Revolving Credit Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit (i) the aggregate amount available to be drawn under all Letters of Credit (whether or not the conditions for drawing thereunder have or may be satisfied) shall not exceed $5,000,000, and (ii) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount. Each Letter of Credit shall have an expiration date which shall not be later than the earlier of (1) twelve months from the date of issuance thereof (or, in the case of any renewal or extension thereof, twelve months after such renewal or extension), or (2) the day immediately preceding the Revolving Credit Commitment Termination Date.

            (b) Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower or any Subsidiary in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Borrower's or such Subsidiary's business. The Borrower shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 12:00 Noon, five Domestic Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by the Issuer's standard Application and Agreement for Standby Letter of Credit (each, a "Reimbursement Agreement") executed by the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower or such Subsidiary in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Agent shall promptly notify the Issuer and each Lender thereof. The Issuer shall, on the proposed date of issuance (or up to five days earlier, if so consented to by the Borrower) and subject to the terms and conditions of the Loan Documents, issue the requested Letter of Credit, provided, however, that no Letter of Credit shall be issued if the Agent, the Issuer or any Lender by notice to the Agent no later than 3:00 P.M. four Domestic Business Days prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in Sections 5 or 6 shall not have been satisfied. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuer, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuer shall reasonably require.

            (c) Upon each payment by the Issuer of a draft drawn under a Letter of Credit, the Borrower shall reimburse the Issuer for the amount thereof within one Business Day after demand therefor by the Issuer. If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether upon demand, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand by the Issuer, at a rate per annum equal to the Alternate Base Rate for the period from the date of such drawing to the Business Day immediately succeeding demand therefor and thereafter until paid, at a rate per annum equal to the Alternate Base Rate plus 2% (whether before or after the entry of a judgment thereon).

            (d) Notwithstanding anything to the contrary contained in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

      2.9 Letter of Credit Participation

            (a) Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the Issuer under and in connection with each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuer for its Commitment Percentage of the unreimbursed amount of each draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Sections 2.8(c) and 2.10 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

            (b) The Issuer shall promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which full reimbursement shall not have been made by the Borrower as provided in Section 2.8(c), and forthwith upon receipt of such notice, each such Lender shall make available to the Agent for the account of the Issuer its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 P.M., on the day such notice was given by the Agent, if such notice was given by the Agent at or prior to 12:00 Noon, on such day, and before 12:00 Noon, on the next Domestic Business Day, if such notice was given by the Agent after 12:00 Noon, on such day. The Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Issuer promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses payable to the Issuer as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to pay, or from any delay in payingthe Agent any amount such Lender is required to pay in accordance with this Section 2.9(b) (except in respect of losses, liabilities or other obligations suffered by the Issuer resulting from the gross negligence or willful misconduct of the Issuer), and such Lender shall be required to pay interest to the Agent for the account of the Issuer from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to the Alternate Base Rate plus 2%, payable upon demand by the Issuer. The Agent shall distribute such interest payments to the Issuer upon receipt thereof in like funds as received.

            (c) Whenever the Agent is reimbursed by the Borrower, for the account of the Issuer, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent will pay over such payment to such Lender (i) before 4:00 P.M. on the day such payment from the Borrower is received, if such payment is received at or prior to 12:00 Noon on such day, or (ii) before 12:00 Noon on the next succeeding Domestic Business Day, if such payment from the Borrower is received after 12:00 Noon on such day.

      2.10 Absolute Obligation with respect to Letter of Credit Payments

            The Borrower's obligation to reimburse the Agent for the account of the Issuer in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuer, any Lender or any other Person, including any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the illegality, invalidity, irregularity or unenforceability of such Letter of Credit, provided, however, that the Borrower shall not be obligated to reimburse the Agent for the account of the Issuer for any wrongful payment under such Letter of Credit made as a result of the Issuer's gross negligence or willful misconduct.

3.    PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES

      3.1   Disbursement of the Proceeds of the Loans

            The Agent shall disburse the proceeds of the Loans (other than in respect of Mortgage Advances) at its office designated in Section 11.2 by crediting to the Borrower's general deposit account with the Agent the funds received from each Lender. Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Loans requested by the Borrower on a Borrowing Date, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date in accordance with this Section 3.1, provided that such Lender received notice of the proposed borrowing from the Agent in accordance with the terms hereof, and the Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Agent, such Lender and the Borrower severally agree to pay to the Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Alternate Base Rate. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans made on such Borrowing Date for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

      3.2 Payments

            (a) Each payment, including each prepayment, of principal and interest on the Loans, of the Commitment Fee, the Facility Fee and the Letter of Credit Fee and of all of the other fees to be paid to the Agent and the Lenders in connection with this Agreement (the Commitment Fee, together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made to the Agent at its office set forth in Section 11.2 in funds immediately available in New York by 12:00 noon on the due date for such payment. The failure of either Company to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on the Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to its Outstanding Percentage of the Loans. Promptly upon receipt thereof by the Agent, each payment of the Commitment Fee shall be remitted by the Agent in like funds as received to each Lender pro rata according to such Lender's Commitment Percentage.

            (b) If any payment hereunder or under the Notes shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension.

      3.3 Conversions; Other Matters

            (a) (i) Revolving Credit Conversions. The Borrower may elect at any time and from time to time to convert one or more Revolving Credit Eurodollar Advances to a Revolving Credit ABR Advance by giving the Agent at least one Domestic Business Day's prior irrevocable notice of such election, specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the Interest Period applicable to each such Revolving Credit Eurodollar Advance. In addition, the Borrower may elect from time to time to convert a Revolving Credit ABR Advance to any one or more new Revolving Credit Eurodollar Advances or to convert any one or more existing Revolving Credit Eurodollar Advances to any one or more new Revolving Credit Eurodollar Advances by giving the Agent at least three Eurodollar Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto. Revolving Credit Loans may be converted pursuant to this Section 3.3(a)(i) in whole or in part, provided that the amount to be converted to each Revolving Credit Eurodollar Advance, when aggregated with any Revolving Credit Eurodollar Advance to be made on such date in accordance with Section 2.1 and having the same Interest Period as such first Revolving Credit Eurodollar Advance, shall equal no less than $500,000 or an integral multiple of $100,000 in excess thereof.

                  (ii) Term Loan Conversions. The Borrower may elect at any time and from time to time to convert one or more Term Loan Eurodollar Advances to a Term Loan ABR Advance by giving the Agent at least one Domestic Business Day's prior irrevocable notice of such election, specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the Interest Period applicable to each such Term Loan Eurodollar Advance. In addition, the Borrower may elect from time to time to convert a Term Loan ABR Advance to any one or more new Term Loan Eurodollar Advances or to convert any one or more existing Term Loan Eurodollar Advances to any one or more new Term Loan Eurodollar Advances by giving the Agent at least three Eurodollar Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto. Term Loan may be converted pursuant to this Section 3.3(a)(ii) in whole or in part, provided that the amount to be converted to each Term Loan Eurodollar Advance, when aggregated with any Term Loan Eurodollar Advance to be made on such date in accordance with
Section 2.1 and having the same Interest Period as such first Term Loan Eurodollar Advance, shall equal no less than $500,000 or an integral multiple of $100,000 in excess thereof.

                  (iii) Generally. Notwithstanding anything to the contrary contained herein, (A) any conversion of an Advance to a Eurodollar Advance shall only be made on a Eurodollar Business Day, and (B) any conversion of an existing Eurodollar Advance shall only be made on the last day of the Interest Period applicable thereto. The Agent shall promptly provide the Lenders with notice of each election pursuant to this Section 3.3(a).

            (b) Each such conversion shall be effected by each Lender by applying the proceeds of the new ABR Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

            (c) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.

            (d) Notwithstanding any other provision of any other Loan Document:

                  (i) If the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3,

                  (ii) The Borrower shall not be permitted to select (A) any Revolving Credit Eurodollar Advance the Interest Period in respect of which ends later than the Revolving Credit Commitment Termination Date, or
      (B) any Term Loan Eurodollar Advance the Interest Period in respect of which ends later than September 30, 2002,

                  (iii)When electing a Term Loan Eurodollar Advance the Interest Period in respect of which extends beyond any date on which a scheduled amortization payment is required pursuant to Section 2.6, the Borrower shall select Interest Periods such that, on such date, the outstanding principal balance of all Term Loan ABR Advances, when added to the aggregate principal balance of each Term Loan Eurodollar Advance the Interest Period in respect of which shall end prior to such date, shall equal or exceed the amount of the prepayment or reduction, as the case may be, required to be made on such date, and

                  (iv) The Borrower shall not be permitted to have more than fifteen Eurodollar Advances outstanding at any one time.

      3.4 Interest Rates and Payment Dates

            (a) Prior to Maturity. Except as otherwise provided in Section 3.4(b) and Section 3.4(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

         ADVANCES                       RATE
         --------                       ----

         Each ABR Advance               Alternate Base Rate minus 1.00%.

         Each Eurodollar Advance        Eurodollar Rate applicable thereto plus
                                        the Applicable Margin.

            (b) Default Rate. Upon the occurrence and during the continuance of any Event of Default under Sections 9.1(a) or 9.1(b) or as a result of any default by the Borrower under Section 8 or Sections 7.11, 7.12 or 7.13, and 30 days after the occurrence and during the continuance of any other Event of Default, the unpaid principal balance of each Loan shall bear interest at a rate per annum equal to 2% plus the rate which would otherwise be applicable from time to time pursuant to Section 3.4(a).

            (c) Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable on any Lender's Loans or in respect of any Reimbursement Obligation, together with the Fees and other amounts payable to such Lender or the Issuer hereunder or with respect hereto, to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate with respect to such Lender or the Issuer, as the case may be. If in respect of any period during the term of this Agreement, any amount paid hereunder to any Lender or the Issuer, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest on a Loan of such Lender or Reimbursement Obligation of the Issuer, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable thereto during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of such Loan or Reimbursement Obligation, as the case may be, and
(ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest on a Loan of such Lender or Reimbursement Obligation shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender or the Issuer, as the case may be, during such period, then the Borrower shall pay to such Lender or the Issuer, as the case may be, in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender or the Issuer, as the case may be, during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.

            (d) General. Interest shall be payable in arrears on each Interest Payment Date and upon each payment (including each prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate, any reserve requirement, or any deposit insurance assessment shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the KBNA Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein. Each determination by the Agent of the Alternate Base Rate and the Eurodollar Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on the ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. Interest on ABR Advances shall be calculated on the basis of a 365(6) day year for the actual number of days elapsed, and interest on Eurodollar Advances shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

      3.5 Indemnification for Loss

            Notwithstanding anything contained herein to the contrary, if either Company shall fail to borrow or determine not to convert an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 3.3, as the case may be, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of all or any part of the principal amount of a Eurodollar Advance is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Companies agree to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, and any internal processing charge customarily charged by such Lender in connection therewith.

      3.6 Reimbursement for Costs, Etc.

            (a) If at any time or from time to time there shall occur a Regulatory Change and the Issuer or any Lender shall have determined that such Regulatory Change

                  (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on the Issuer's or such Lender's capital or the capital of any Person directly or indirectly owning or controlling the Issuer or such Lender (each a "Control Person"), or (B) the asset value (for capital purposes) to the Issuer, such Lender or such Control Person, as applicable, of the Reimbursement Obligations, any participation therein or Eurodollar Advances or any participation therein, in any case to a level below that which the Issuer, such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account the Issuer's, such Lender's or such Control Person's policies regarding capital),

                  (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market in connection with Eurodollar Advances (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto),

                  (iii)will subject the Issuer or such Lender to any Tax (including, without limitation, any documentary or stamp tax) with respect to this Agreement or any Note, or

                  (iv) change the basis of taxation of payments to the Issuer or such Lender of principal, interest or fees payable under this Agreement or any Note (except for any Excluded Tax and any changes in the rate of tax on the Issuer's or such Lender's overall net income imposed by the United States or any other jurisdiction), then, in each such case, within ten days after demand by the Issuer or such Lender, the Companies shall pay to the Issuer, such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate the Issuer, such Lender or such Control Person, as the case may be, for (1) any such reduction referred to in clause (a)(i) of this
Section 3.6, and (2) any taxes, losses, costs or expenses (excluding general administrative and overhead costs) attributable to the Issuer's or such Lender's compliance during the term hereof with such Regulatory Change.

            (b) The Issuer and each Lender agree to provide the Borrower with notice of each Regulatory Change which would require the Borrower to make a payment to the Issuer or such Lender, as the case may be, under this Section 3.6 promptly upon such Lender obtaining actual knowledge thereof and determining that it intends to require the Borrower to make such payment.

      3.7 Illegality of Funding

            Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any Regulatory Change shall make it unlawful for such Lender to make or maintain any type of Eurodollar Advance as contemplated by this Agreement, (a) the commitment of such Lender to make such type of Eurodollar Advance or convert ABR Advances to such type of Eurodollar Advance shall forthwith be suspended, and (b) such Lender's Loans then outstanding as such type of Eurodollar Advance, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required in connection with such Regulatory Change. If the commitment of any Lender with respect to any type of Eurodollar Advance is suspended pursuant to this Section 3.7 and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain such type of Eurodollar Advance, such Lender's commitment to make or maintain such type of Eurodollar Advance shall be reinstated.

      3.8 Option to Fund; Substituted Interest Rate

            (a) Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and
3.6. Each Lender
shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

            (b) In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market or the domestic certificate of deposit market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 or
Section 3.3, or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower and the Agent) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as a Eurodollar Advance or any Eurodollar Advance that will result from the requested conversion of any portion of the Loans into a Eurodollar Advance (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or conversion date for such Affected Advance. If the Agent shall give such notice, (A) any Affected Advances shall be made as ABR Advances, (B) the Loans (or any portion thereof) that were to have been converted to Affected Advances shall be converted to or continued as ABR Advances, and (C) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section 3.8(b) has been withdrawn by the Agent (by notice to the Borrower) promptly upon either (x) the Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.3 or
Section 3.3, or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, no further Eurodollar Advances of the affected type shall be required to be made by the Lenders nor shall the Borrower have the right to convert all or any portion of the Loans to such type of Eurodollar Advances.

      3.9 Certificates of Payment and Reimbursement

            The Issuer and each Lender severally agree, in connection with any request by it for payment or reimbursement pursuant to Section 3.5 or 3.6, to provide the Borrower with a certificate, signed by an officer of the Issuer or such Lender, as the case may be, setting forth a description in reasonable detail of any such payment or reimbursement. Each Lender's determination of such payment or reimbursement shall be conclusive absent manifest error.

      3.10 Taxes; Net Payments

            (a) All payments made by the Companies under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any taxes required by law to be withheld from any amounts payable under the Loan Documents excluding (all such excluded taxes being herein referred to as "Excluded Taxes"), in the case of the Agent, the Issuer, and each Lender (each, an "Indemnified Tax Person"), (i) taxes imposed on the net income of such Indemnified Tax Person by the jurisdiction in which such Indemnified Tax Person has its situs of organization or in which such Indemnified Tax Person's lending office is located, (ii) taxes imposed on the net income of such Indemnified Tax Person other than those taxes described in clause (i), provided that such taxes shall be included if and to the extent that such taxes would not have been incurred but for the situs of organization, any place of business or the activities of either Company, in the jurisdiction imposing the tax, (iii) taxes (other than withholding taxes) imposed on or measured by the gross income, gross receipts or capital of such Indemnified Tax Person, provided that such taxes shall be included if and to the extent that such taxes would not have been incurred but for the situs of organization, any place of business or the activities of either Company, in the jurisdiction imposing the tax, (iv) any withholding taxes imposed with respect to a payment by either Company under the Loan Documents to any person who has become a Lender as a result of an Assignment to the extent such withholding arises as a result of Section 881(c)(3)(A) of the Code, (v) any tax imposed on a transfer of a Note, and (vi) any tax imposed as a result of the willful misconduct of such Indemnified Tax Person (all such taxes other than Excluded Taxes being herein referred to as "Taxes"). In the event that either Company is prohibited by law from making payments under the Loan Documents free of deductions or withholdings in respect of Taxes, then the Companies shall pay such additional amounts to the Agent, for the benefit of the Issuer and the Lenders, as may be necessary in order that the actual amounts received by the Issuer and each Lender in respect of interest and any other amounts payable hereunder, under its Note and under the other Loan Documents after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts, taking into account any tax savings realized as a result of deductions, credits or other allowances) shall equal the amount that would have been received if such deduction or withholding were not required. In the event that any such deduction or withholding with respect to Taxes can be reduced or nullified as a result of the application of any relevant double taxation convention, the Agent, the Issuer or the relevant Lender, as the case may be, will cooperate with the Borrower (at the sole expense of the Borrower) in making application to the relevant taxing authorities to seek to obtain such reduction or nullification, provided, however, that the Agent, the Issuer and the Lenders shall have no obligation to engage in litigation with respect thereto. If either Company shall make any payments under this Section 3.10 or shall make any deductions or withholdings from amounts paid in accordance with this Section 3.10, the Companies shall, as promptly as practicable thereafter, forward to the Agent original or certified copies of official receipts or other evidence acceptable to the Agent establishing such payment and the Agent in turn shall distribute copies of such receipts to the Issuer and each Lender. In the event that the Agent, the Issuer or any Lender shall have determined that it received a refund or credit for Taxes paid by the Companies under this Section 3.10, the Agent, as the case may be, the Issuer or such Lender, as the case may be, shall promptly notify the Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit applicable to the payments made by the Companies in respect of the Issuer or such Lender under this Section 3.10.

            (b) The Agent, the Issuer, each Lender and each Eligible Institution to which a participation has been granted pursuant to Section 11.7(d) (each a "Participant") shall deliver to the Borrower such certificates, documents, or other evidence as the Borrower may reasonably require from time to time as are necessary to establish that such Person is not subject to withholding under
Section 1441, 1442 or 3406 of the Code or any similar provision of the laws of any state, local or foreign jurisdiction or as may be necessary to establish, under any law imposing upon either Company hereafter, an obligation to withhold any portion of the payments made by such Company under the Loan Documents, that payments to the Agent on behalf of such Person are not subject to withholding. Notwithstanding any provision herein to the contrary, neither Company shall have any obligation to pay to any such Person any amount which such Company is liable to withhold (and shall have no obligation to otherwise indemnify the Issuer or any Lender with respect to such amount) to the extent that such liability is due to the failure of such Person to timely deliver any statement of exemption required pursuant to this Section 3.10(b).

      3.11 Commitment Fees

            The Borrower agrees to pay to the Agent for the account of the Lenders a fee (the "Commitment Fee"), payable quarterly in arrears during the Revolving Credit Commitment Period on the last day of each March, June, September and December of each year, commencing on the last day of the fiscal quarter in which the Effective Date shall have occurred, and on the Revolving Credit Commitment Termination Date, at a rate per annum equal to the rate for Commitment Fees set forth in the definition of "Applicable Margin" on the average daily excess of the (a) the Aggregate Revolving Credit Commitment Amount, over (b) the sum of the Aggregate Revolving Credit Exposure. In addition, upon each reduction of the Aggregate Revolving Credit Commitment Amount, the Borrower shall pay the Commitment Fee accrued on the amount of such reduction through the date of such reduction, and upon the termination of the Revolving Credit Commitments the Borrower shall pay the Commitment Fee accrued to the date of such termination. The Commitment Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed.

      3.12 Facility Fee

            The Borrower agrees to pay to the Agent at closing a facility fee (the "Facility Fee"), for the pro rata account of the Lenders, in an aggregate amount equal to 0.20% of the sum of the Aggregate Revolving Credit Commitment Amount plus the Aggregate Term Loan Commitment Amount.

      3.13 Letter of Credit Fee

            The Borrower agrees to pay to the Agent, for the account of the Lenders, fees (each a "Letter of Credit Fee") with respect to each Letter of Credit for the period from and including the Effective Date to and including the expiration date thereof, at a rate per annum equal to the rate for Letter of Credit Fees set forth in the definition of "Applicable Margin" in effect on such date multiplied by the average daily amount available to be drawn under such Letter of Credit. Each Letter of Credit Fee shall be (i) calculated on the basis of a 360 day year for the actual number of days elapsed and (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year, on the expiration or cancellation of such Letter of Credit, and on the Revolving Credit Commitment Termination Date.

      3.14 Replacement of Lenders

            (a) If any Lender defaults in its obligations to make Loans or to fund its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under any Letter of Credit, (b) if any Lender has not signed an amendment, waiver or consent which must be signed by all the Lenders to become effective, and such amendment, waiver or consent has been signed by Required Lenders, or (c) upon the occurrence of any event giving rise to the operation of Sections 3.5, 3.6 or 3.10 with respect to any Lender which results in such Lender charging to either Company increased costs, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with any other Lender or with one or more Eligible Institutions acceptable to the Agent (each a "Replacement Lender"), provided, that:

                  (i) at the time of any replacement pursuant to this Section 3.14, the Replacement Lender shall enter into one or more assignment agreements pursuant to Section 11.7(c) (and with all fees payable pursuant to said Section 11.7(c) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and accrued interest on, all outstanding Loans and Letters of Credit participations of the Replaced Lender, (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Sections 3.11 and 3.13, and (y) the Issuer an amount equal to such Replaced Lender's Commitment Percentage of any unpaid drawing to the extent such amount was not theretofore funded by such Replaced Lender; and

                  (ii) all obligations of the Companies owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Notes executed by the Borrower and the Debtor, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which shall survive as to such Replaced Lender.

      3.15 Change of Lending Office

            Each Lender agrees that upon the occurrence of any event giving rise to the operation of Sections 3.5, 3.6 or 3.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts to designate another lending office of such Lender for any Loans or Letters of Credit affected by such event, provided, that such designation is made on such terms that such Lender or its respective lending offices suffer no economic, legal or regulatory disadvantage as a result thereof, with the object of avoiding the consequences of the event giving rise to the operation of such Sections.

4.    REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuer to enter into this Agreement and issue the Letters of Credit, the Borrower hereby makes the following representations and warranties to the Agent, the Issuer and the Lenders:

      4.1   Subsidiaries; Capital Stock

            As of the date of this Agreement and immediately after giving effect to the Merger, the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Borrower and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1. Except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary are owned beneficially and of record by the Borrower or another Subsidiary, are free and clear of all Liens except as otherwise permitted by Section 8.2, and are duly authorized, validly issued, fully paid and, except in the case of shares of Subsidiaries organized under New York law, as provided in Section 630 of the New York Business Corporation Law, nonassessable. As of the date of this Agreement and immediately after giving effect to the Merger, except as set forth on Schedule 4.1, (a) neither the Borrower nor any Subsidiary has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (b) there are no agreements, voting trusts or understandings binding upon the Borrower or any Subsidiary with respect to the voting securities of the Borrower or any Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (c) the Borrower owns, directly or indirectly, all of the outstanding capital stock of each Subsidiary.

      4.2   Existence and Power

            Each of the Borrower and each Subsidiary is duly organized, validly existing and, except as set forth on Schedule 4.1, in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify would be likely to have a Material Adverse effect.

      4.3   Authority

            Each of the Borrower and each Subsidiary has full power and authority to enter into, execute, deliver and perform the terms of the Transaction Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate or partnership action, as the case may be, and are in full compliance with its certificate of incorporation and by-laws or partnership agreement, as the case may be. Except as set forth on
Schedule 4.3, no consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize in respect of the Borrower or any Subsidiary, or is required in connection with the execution, delivery and performance by the Borrower and each Subsidiary of, the Transaction Documents to which it is a party, or is required as a condition to the enforceability against the Borrower or such Subsidiary of the Loan Documents to which it is a party.

      4.4   Binding Agreement

            The Loan Documents constitute the valid and legally binding obligations of the Borrower and each Subsidiary to the extent the Borrower or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

      4.5   Litigation

            Except as set forth on Schedule 4.5, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary, or which affect the Property of the Borrower or such Subsidiary, at law or in equity, before any Governmental Authority which would be likely to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Transaction Document, or (b) which would be likely to have, individually or in the aggregate, a material and adverse affect any of the transactions contemplated by any Transaction Document.

      4.6   No Conflicting Agreements

            (a) Neither the Borrower nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound, which default would be likely to have a Material Adverse effect. No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower or any Subsidiary of the Transaction Documents to which it is a party other than the UCC-1 financing statements and UCC-3 termination statements contemplated by the Loan Documents.

            (b) No provision of any existing mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower or any Subsidiary of the terms of, any Loan Document to which it is a party. The execution, delivery or performance by the Borrower and each Subsidiary of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement.

      4.7   Taxes

            Except as set forth on Schedule 4.7, the Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on or before the date on which this representation and warranty is being made, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay would be likely to have a Material Adverse effect, and no tax Liens have been filed against the Borrower or any Subsidiary and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Effective Date) to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and, except as set forth on Schedule 4.7, the Borrower knows of no unpaid assessment which is or might be due and payable against it or any Subsidiary or any Property of the Borrower or any Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

      4.8   Compliance with Applicable Laws; Filings

            Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default would be likely to have a Material Adverse effect. Except as set forth on Schedule 4.8, the Borrower and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which would be likely to have a Material Adverse effect. Except as set forth on Schedule 4.8, the Borrower and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, would be likely to have a Material Adverse effect.

      4.9   Governmental Regulations

            Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, each as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services. The incurrence of Indebtedness under the Loan Documents by the Borrower is not prohibited or otherwise restricted by the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, each as amended, or any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      4.10  Federal Reserve Regulations

            The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended. After giving effect to the making of each Loan and the use of each Letter of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and the Subsidiaries. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulations G, U or X of the Board of Governors of the Federal Reserve System.

      4.11  No Misrepresentation

            No representation or warranty contained in any Loan Document and no certificate or written report furnished or to be furnished by the Borrower in connection with the transactions contemplated hereby, contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

      4.12  Plans

            Each Employee Benefit Plan of the Borrower and each Subsidiary is in compliance with ERISA and the Code, where applicable, in all material respects. At the date hereof (a) the amount of all Unfunded Pension Liabilities under the Pension Plans does not exceed $500,000, and (b) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $100,000. The Borrower, each Subsidiary and each ERISA Affiliate have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan. At the date hereof, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, for which the Borrower, each Subsidiary and each ERISA Affiliate would become obligated in the event of a complete or partial withdrawal from all Multiemployer Plans is $100,000. The Bor-rower, each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan or Multiemployer Plan required by law or the terms of such Pension Plan or Multiemployer Plan or any contract or agreement. No material liability to the PBGC has been, or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred by the Borrower, any Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section 4.12, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

      4.13  Environmental Matters

            Except as disclosed in Schedule 4.13, neither the Borrower nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate would be likely to have a Material Adverse effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate would be likely to have a Material Adverse effect, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability would be likely to have a Material Adverse effect, or (d) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state law, which liability would be likely to have a Material Adverse effect. The Borrower and each Subsidiary is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not be likely to have a Material Adverse effect.

      4.14  Financial Statements

            The Borrower has heretofore delivered to the Lenders copies of
(a)(i) the audited consolidated Balance Sheet of Old IPL as of July 31, 1996, and the related Consolidated Statement of Income and Consolidated Statement of Cash Flows, for the fiscal year then ended, and (ii) the unaudited Consolidated Balance Sheet of Old IPL as of April 30, 1997, and the related Consolidated Statement of Income and Consolidated Statement of Cash Flows, for the three fiscal quarters then ended (collectively, together with the related notes and schedules, the "Old IPL Financial Statements"), and (b)(i) the audited Consolidated Balance Sheet of Old VSC as of June 30, 1996, and the related Consolidated Statement of Income and Consolidated Statement of Cash Flows, for the fiscal year then ended, and (ii) the unaudited Consolidated Balance Sheet of Old VSC as of March 31, 1997, and the related Consolidated Statement of Income and Consolidated Statement of Cash Flows, for the three fiscal quarters then ended (collectively, together with the related notes and schedules, the "Old VSC Financial Statements" and, together with the Old IPL Financial Statements, the "Financial Statements"). The Old IPL Financial Statements fairly present the Consolidated financial condition and results of the operation of Old IPL and its consolidated subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect (but, in the case of such unaudited financial statements, without footnotes and subject to year-end adjustments). The Old VSC Financial Statements fairly present the consolidated financial condition and results of the operations of Old VSC and its subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect (but, in the case of such unaudited financial statements, without footnotes and subject to year-end adjustments). Neither Old IPL nor any consolidated subsidiary thereof has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the IPL Financial Statements and was not. Neither Old VSC nor any subsidiary thereof has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Old VSC Financial Statements and was not. Since July 31, 1996, there has been no Material Adverse change, and (except as contemplated by the Merger Documents) the Borrower and each Subsidiary have conducted their businesses only in the ordinary course.

      4.15  Combined and Pro-forma Financial Statements

            The Borrower has heretofore delivered to the Lenders a copy of the unaudited pro-forma condensed combined Balance Sheet of Old IPL (together with its consolidated subsidiaries) and Old VSC (together with its consolidated subsidiaries) as of March 31, 1997 (the "Combined Balance Sheet"), together with the related unaudited pro-forma condensed combined Statements of Income for the nine months ended March 31, 1997 (the "Combined Income Statement", and, together with the Combined Balance Sheet, the "Combined Financial Statements"). The Combined Financial Statements fairly present the pro-forma financial position and results of operations of Old IPL and Old VSC and their respective consolidated subsidiaries as of the dates and for the periods indicated therein, assuming, in the case of the Combined Balance Sheet, that the Merger and certain related transactions described in the notes thereto occurred as of March 31, 1997 and, in the case of the Combined Income Statements, that the Merger and such related transactions occurred as of July 1, 1995. The Combined Financial Statements have been prepared based upon certain good faith estimates by Old IPL and Old VSC, are not necessarily indicative of the actual results of operations that would have occurred had the Merger and such related transactions been consummated as of the dates indicated above or of operating results that may be obtained in the future.

      4.16  Financial Condition

            Immediately after the consummation of the Initial Transactions and on each Borrowing Date (a) the sum of the assets, at a fair valuation, of the Borrower exceeds its debts, (b) the Borrower has not incurred or intended to, and does not believe that it will, incur debts beyond its ability to pay such debts as such debts mature, and (c) the Borrower has sufficient capital with which to conduct its business.

      4.17  Merger Documents

            Immediately after the consummation of the Initial Transactions and on each Borrowing Date, the Merger Documents shall be in full force and effect and no term or provision thereof has been amended or waived, except as may be permitted by Section 8.10 or as described in Schedule 4.17.

5.    CONDITIONS OF CREDIT - THE FIRST BORROWING DATE

      In addition to the requirements set forth in Section 6, the obligation of each Lender to make one or more Loans, and the obligation of the Issuer to issue one or more Letters of Credit, in either case on the first Borrowing Date, is subject to the fulfillment of the following conditions prior to or simultaneously with the making of such Loans or the issuance of such Letters of
Credit:

      5.1   Evidence of Partnership and Corporate Action

            The Agent shall have received (A) a certificate, dated the first Borrowing Date, of the Secretary or other analogous counterpart of each Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors or other analogous managing body and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organic documents, and (iii) setting forth the incumbency of the corporate officer(s) or other analogous counterparts thereof who may sign such Loan Documents, including therein a signature specimen of such corporate officer or counterpart, as the case may be, and (B) with respect to each Loan Party other than Interactive Edge, Inc., a certificate of good standing of the Secretary of State of the State of its formation and of each other State in which it is qualified to do business.

      5.2   Notes

            The Borrower shall have delivered to the Agent (for delivery to each Lender) each of the Notes, executed by the Borrower and the Debtor.

      5.3   Search Reports

            The Borrower shall have delivered to the Agent, (a) UCC, federal tax and judgment lien search reports with respect to each public office where Liens are authorized or required to be filed against Old IPL, Old VSC or any subsidiary of either of them (the "Search Reports") disclosing that there are no Liens of record in such official's office covering any Collateral or showing any such Person as debtor thereunder (other than Liens permitted hereunder or under the Guaranty), and (b) a certificate of the Borrower, dated the first Borrowing Date, certifying that, upon the making of the first Loans, there exist no Liens on the Collateral other than Liens permitted hereunder or under the Guaranty. Notwithstanding the foregoing, in the event that the Search Reports disclose the existence of one or more Liens, other than Liens permitted hereunder or under the Guaranty, the Borrower shall, with respect to each such disclosed Lien, deliver to the Agent, on the first Borrowing Date, (A) (1) in the case of security interests under the Uniform Commercial Code, evidence in all respects reasonably satisfactory to the Agent that Termination Statements on Form UCC-3 have been filed in the appropriate public office to evidence the release of such Lien, or (2) in the case of any other type of Lien, such evidence of release of lien as the Agent shall reasonably require, or (B) (1) in the case of security interests under the Uniform Commercial Code, Termination Statements on Form UCC-3, executed by the appropriate creditor and suitable for filing in the appropriate public office to evidence the release of such Lien, together with a sum equal to the amount of the filing fees therefor, or (2) in the case of any other type of Lien, such other evidence of release or releases of Lien as the Agent shall reasonably require, together with a check in the amount of any required filing fee therefor.

      5.4   Security Agreement

            The Borrower shall have delivered to the Agent (a) a security agreement, dated as of the date hereof, executed by the Borrower and in the form of Exhibit D (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"), (b) one or more share certificates, representing, with respect to each direct Domestic Subsidiary thereof, all of the issued and outstanding capital stock of such Domestic Subsidiary held beneficially or of record by the Borrower, together with one undated stock power, executed in blank by the Borrower, in respect of each such certificate, and (c) such UCC Financing Statements, executed by the Borrower, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Security Agreement, together with a sum equal to the amount of the filing fees therefor.

      5.5   Guaranty

            Each Wholly-Owned Subsidiary which is a Domestic Subsidiary shall have delivered to the Agent (a) a guaranty and security agreement, dated as of the date hereof, executed by such Wholly-Owned Subsidiary and in the form of Exhibit E (as the same may be amended, supplemented or otherwise modified from time to time, the "Guaranty"), (b) one or more share certificates, representing, with respect to each direct Domestic Subsidiary thereof, all of the issued and outstanding capital stock of such Domestic Subsidiary held beneficially or of record by such Wholly-Owned Subsidiary, together with one undated stock power, executed in blank by such Wholly-Owned Subsidiary, in respect of each such certificate, and (c) such UCC Financing Statements, executed by such Wholly-Owned Subsidiary, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Guaranty, together with a sum equal to the amount of the filing fees therefor.

      5.6   Merger

            (a) Old VSC shall have merged into and with the Borrower under, and in accordance with the terms of, the Merger Agreement (the "Merger"), (b) the Agent shall have received a certificate from the Secretary of the Borrower to such effect, (c) the Agent shall have received a copy of each of the Merger Documents, certified to be a true, complete and correct copy thereof on and as of the Effective Date by an executive officer of the Borrower, and (d) the Agent shall have received evidence satisfactory to it that the Merger has been consummated.

      5.7   Drop Down

            All of the terms and conditions of the Drop Down, including, without limitation, the assets assigned to and liabilities assumed by the Borrower, shall be satisfactory to the Agent, the Drop Down shall have occurred, and the Agent shall have received evidence satisfactory to it that the Drop Down has been consummated.

      5.8   Mortgage and Assignment of Leases

            (a) The Agent shall have received the Existing Mortgage which shall have been duly assigned by the current holder thereof to the Agent, together with the Gap Mortgage, and the Consolidation Agreement dated the first Borrowing Date and executed by the Debtor.

            (b) The Agent shall have received the Assignment of Leases dated the first Borrowing Date and executed by the Debtor.

      5.9   Title Search and Title Policy

            The Agent shall have received such documents, security, assurances and undertakings as may be reasonably required by the Agent and its counsel (including without limitation, a marked-up title insurance binder and a current or redated survey of the Mortgaged Premises which shall be satisfactory in all respects to the Agent and its counsel).

      5.10  Other Real Estate Matters

            (a) The Agent shall have received the following with respect to the Mortgaged Premises and the Mortgage which must be acceptable in all respects to the Agent and its counsel:

                  (i) Litigation and No Adverse Change Letters - A letter from the Borrower, in all respects satisfactory to the Agent, to the effect that there has been no material ad-verse change in the condition of the Mortgaged Premises since the appraisal conducted by the Agent and describing in detail any litigation pending against the Borrower, the Debtor and/or the Mortgaged Premises (other than the certiorari proceedings);

                  (ii) Insurance - Fire with extended coverage insurance, general liability, boiler and machinery, and such other insurance, including, but not limited to, flood insurance if the Mortgaged Premises are in a flood hazard area as the Agent shall from time to time require in respect of the Mortgaged Premises. All such insurance shall be obtained from such companies, in such amounts and with such provisions and the Agent deems necessary or desirable to protect its interest. The policies required by the Agent shall name the Agent as an additional insured and loss payee under a standard New York mortgagee clause;

                  (iii) Certificate of Occupancy and Local Law Compliance - A Certificate of Occupancy satisfactory to the Agent and municipal searches showing no violations and evidence of compliance with all applicable local laws. If violations are shown, then the Agent must have received (in the Agent's sole discretion) either satisfactory evidence of the curing of the same or such undertakings, escrow deposits or affidavits relating thereto as the Agent shall require;

                  (iv) Rent Roll, Leases and Other Documents - A copy of the rent roll for the Mortgaged Premises and a complete copy of all leases, all certified by the Borrower to be true and correct and which must be acceptable in all respects by the Agent and its counsel, and estoppel certificates from all commercial tenants (other than the National Hockey League), and subordination agreements from any tenant whose lease is not subordinate to the Mortgage by its terms (other than the National Hockey League Possession Agreement). The Borrower shall also deliver to the Agent such other documents relating to the Mortgaged Premises as the Agent shall reasonably require including, without limitation, copies of the deeds, easements, encumbrances, management agreements, brokerage agreements, operating agreements, etc.;

                  (v) Environmental Audit - A written report made at Borrower's sole expense to the Agent by an engineer on the Agent's approved list, stating whether or not there exists any Hazardous Material located on or beneath, or stored at, the Mortgaged Premises, and including a certification, in the event of the presence of any Hazardous Material, concerning whether such Hazardous Material may become a hazard to public health, or violates any standards then applicable requiring removal, containment or treatment. The term "Hazardous Material" means (i) any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor; or (ii) such substances, materials or wastes as are regulated by The Resource Conservation and Recovery Act of 1976 or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, any amendments thereto or orders, regulations, directions, or requirements thereunder; or (iii) such toxic or hazardous substances, materials or wastes that are or may become regulated under any other applicable county, municipal, state or federal law, rule, ordinance, direction, or regulation. The Borrower agrees to take such remedial action in respect of the Mortgaged Premises as the Agent may determine is appropriate (including the taking of escrows) as a result of such report as a condition to extend any Loans here-under;

                  (vi) Appraisal - The Agent shall prepare or obtain, at the Borrower's expense, an appraisal of the Mortgaged Premises which shall be prepared by the Agent or by an appraiser selected by the Agent which must indicate a value satisfactory in all respects to the Agent. Such appraisal must be satisfactory to the Agent in all respects. The cost of the appraisal (and any reappraisal during the term of the Loan that may be required from time to time by the Agent) shall be borne by the Borrower whether or not the appraisal is prepared by the Agent or by an appraiser selected by the Agent. The fees for the appraisal, in any event, shall be paid to the Agent prior to preparation of the appraisal;

                  (vii) No Default Under Existing Mortgage - Evidence satisfactory in all respects to the Agent of the absence of any default under the Existing Mortgage and the mortgage note(s) secured thereby;

                  (viii) Assignment of Existing Mortgage - Assignment to the Agent of the Existing Mortgage pursuant to an instrument of assignment duly executed in recordable form by the holder thereof which shall be satisfactory in form and substance to the Agent and its counsel, and delivery of said assignment by the holder of the Existing Mortgage, together with all the original mortgage notes, mortgages, consolidation/modification/extension documents relating to the Existing Mortgage, including an extension agreement in respect of the Existing Mortgage in the event the Existing Mortgage shall have matured prior to such assignment;

                  (ix) Payoff Letter - A certification by the holder of the Existing Mortgage of the amount required to purchase the same from said holder;

                  (x) [Reserved]; and

                  (xi) Other Assurances. Such other documents, security, assurances and undertakings as may be reasonably required by the Agent and its counsel.

            (b) Compliance with Local Laws. The Mortgaged Premises and the proposed and actual use thereof must comply in all material respects with all laws, ordinances, rules and regulations of all governmental authorities (local, state and federal) claiming or having jurisdiction over the same.

            (c) Taxes. All taxes and assessments affecting the Mortgaged Premises shall be current as of the date of the extension of a Loan.

            (d) No Intervening Casualty. The Agent shall receive evidence satisfactory to it and its counsel that neither the Mortgaged Premises nor any part thereof have suffered any casualty or is subject to actual or threatened condemnation or taking by eminent domain or otherwise.

            (e) Environmental Indemnity Agreement and ADA Indemnity Agreement. The Agent shall have received an environmental indemnity agreement and ADA indemnity agreement with respect to the Mortgaged Premises dated the first Borrowing Date and executed by the Debtor, in form acceptable to the Agent.

            (f) Assignment of Contracts. The Agent shall have received an assignment of all management contracts with respect to the Mortgaged Premises dated the first Borrowing Date and executed by the Debtor, in form reasonably acceptable to the Agent.

      5.11  Approvals

            The Agent shall have received evidence reasonably satisfactory to it that all approvals and consents, other than those set forth on Schedule 4.3, of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Transaction Documents have been obtained and that all required notices have been given and all required waiting periods have expired.

      5.12  Litigation

            There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Transaction Document or any transaction contemplated by the Transaction Documents, and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, in all respects reasonably satisfactory to the Agent, of an executive officer or analogous counterpart of the Borrower to the foregoing effect.

      5.13  Insurance

            The Agent shall have received a certificate of insurance with respect to all insurance required to be maintained under Section 7.3, in form and substance reasonably satisfactory to the Agent.

      5.14  Approval of Special Counsel

            All legal matters incident to the making of the Loans, and the issuance of the Letters of Credit, on the first Borrowing Date shall be reasonably satisfactory to Special Counsel, and the Agent shall have received from Special Counsel an opinion, dated the first Borrowing Date, and in the form of Exhibit J.

      5.15  Opinions of Counsel to the Borrower and the Subsidiaries

            The Agent shall have received opinions of Gordon Altman Butowsky Weitzen Shalov & Wein, counsel to the Borrower and the Subsidiaries, Edward Shendell, General Counsel to the Borrower and the Subsidiaries, and Irwin, Campbell & Tannenwald, P.C., special regulatory counsel to the Borrower and the Subsidiaries, each dated the first Borrowing Date, and in the forms of Exhibits K-1, K-2 and K-3, respectively.

      5.16  Payment of Fees

            The Borrower shall have paid to the Agent and the Lenders all Fees and expenses which it shall have agreed to pay, to the extent such Fees and expenses shall have become payable on or prior to the first Borrowing Date, and shall have paid the reasonable fees and disbursements of Special Counsel which the Borrower is obligated to pay in accordance with Section 11.5 and which shall have accrued up to the first Borrowing Date.

      5.17  CFO's Certificate

            The Agent shall have received a certificate executed by the CFO on behalf of the Borrower, in all respects reasonably satisfactory to the Agent certifying that immediately after giving effect to the Initial Transactions (1) to the best knowledge of such officer, the sum of the assets, at a fair valuation, of the Borrower, will exceed its debts, (2) to the best knowledge of such officer, the Borrower will not have incurred debts beyond its ability to pay such debts as such debts mature, (3) such officer does not believe that the Borrower, in the ordinary course of its business during the reasonably foreseeable future, will incur debts beyond its ability to pay such debts as such debts mature, and (4) to the best knowledge of such officer, the Borrower will have sufficient capital with which to conduct its business, and (b) attaching a budget for the fiscal year ending 1998 and otherwise conforming to the requirements therefor contained in Section 7.7(n).

      5.18  Other Documents

            The Agent shall have received such other documents (including financial statements, projections and records regarding working capital accounts), each in form and substance reasonably satisfactory to the Agent, as the Agent shall reasonably require in connection with the making of the Loans on the first Borrowing Date.

6.    CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

      The obligation of each Lender to make each Loan, and the obligation of the Issuer to issue each Letter of Credit, is subject to the receipt by the Agent of a Borrowing Request, in the case of such Loan, or a Letter of Credit Request, in the case of such Letter of Credit, executed by the Borrower and the fulfillment of the following conditions precedent:

      6.1   Compliance

            On each Borrowing Date, and after giving effect to the Loans to be made on, and the Letters of Credit to be issued on, such Borrowing Date, (a) the Borrower shall be in compliance with all of the terms, covenants and conditions of each Loan Document in all material respects, (b) there shall exist no Default or Event of Default, and (c) the representations and warranties contained in this Agreement (including those in Section 4) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date (or, if any such representation and warranty is expressly stated to have been made only as of a specific date, as of such specific date).

      6.2   Loan Closings

            All Loan Documents and all other documents required by the provisions of the Loan Documents to have been executed or delivered by the Borrower to the Agent or any Lender on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

7.    AFFIRMATIVE AND FINANCIAL COVENANTS

      The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Revolving Credit Commitment Termination Date, and (b) the payment in full of the Notes and the performance by the Borrower of all of its other obligations under the Loan Documents, the Borrower will:

      7.1   Legal Existence

            Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each Significant Subsidiary to maintain, its corporate or partnership existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do would be likely to have a Material Adverse effect.

      7.2   Taxes

            Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that (a)(i) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (b) the failure to pay and discharge when due would not be likely to have a Material Adverse effect.

      7.3   Insurance

            (a) Maintain, and cause each Guarantor to maintain, insurance with insurance carriers having a "claims paying ability" rating by A.M. Best & Co., of not lower than 'A-' against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including public liability (bodily injury and property damage), fidelity, workers' compensation and property insurance, and including business interruption insurance on terms and condi-tions substantially similar to the terms and conditions of the Borrower's business interruption insurance as in effect on the date hereof, and which, in the case of such property insurance, shall be (A) in amounts sufficient to prevent the Borrower and each Guarantor from becoming a co-insurer and (B) against all risks; and file with the Agent at least once every 12 months a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the CFO certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this Section 7.3, and is in effect.

            (b) Promptly upon request therefor, deliver or cause to be delivered to the Agent originals or duplicate originals of all such policies of insurance. All such insurance policies in respect of property insurance (other than property insurance insuring the real property subject to the mortgages listed on
Schedule 8.2, such insurance being hereinafter referred to as "Excepted Insurance") and business interruption insurance shall contain a standard loss payable clause and shall be endorsed to provide that, in respect of the interests of the Agent and the Lenders: (i) the Agent, as such, shall be named as an additional insured and shall be the sole loss payee, (ii) thirty days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Agent, and (iii) the Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of the Borrower or any Guarantor to pay the same or to so insure. Unless an Event of Default shall have occurred and be continuing (i) the proceeds of all insurance (other than Excepted Insurance) aggregating $2,500,000 or less per occurrence shall be retained by, or if paid to the Agent delivered by the Agent over to, the Borrower or the proper Guarantor, and (ii) insurance (other than Excepted Insurance) proceeds exceeding $2,500,000 per occurrence shall be applied to the Loan Party Obligations or to repair, restore and replace Property, in each case as the relevant Loan Party and the Agent shall agree. Upon the occurrence and during the continuance of an Event of Default, all insurance (other than Excepted Insurance) proceeds shall be retained by, or if paid to the Borrower or any Guarantor, held in trust thereby separate and apart from all other Property for the benefit of the Agent and promptly delivered by the Borrower or such Guarantor over to, the Agent, and the Agent shall, at its option (A) hold the proceeds of such payment as collateral until such Default or Event of Default shall no longer exist and then pay over the same to the Borrower or the applicable Guarantor to enable the Borrower or such Guarantor to repair, restore or replace the Property subject to the claim which resulted in such payment, or (B) apply the same to the Loan Party Obligations of the relevant Loan Party, in each case in such order, in such amounts and at such times as the Agent may decide.

            (c) Neither the Borrower nor any Guarantor shall take out separate property or business interruption insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to Section 7.3(a) or 7.3(b) unless (i) the Agent shall have approved the carrier and the form and content of the insurance policy, or (ii) such insurance conforms in all respects with the requirements of Sections 7.3(a) and 7.3(b).

      7.4   Performance of Obligations

            Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, would be likely to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any Subsidiary, except those Liens permitted under Section 8.2, provided that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

      7.5   Condition of Property

            Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business (other than Property which is replaced with similar Property), and cause each Subsidiary so to do, except in each case where the failure to do so would not be likely to have a Material Adverse effect.

      7.6   Observance of Legal Requirements

            Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which would be likely to have a Material Adverse effect.

      7.7   Financial Statements and Other Information

            Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Issuer and each
Lender:

            (a) As soon as available and, in any event, within (x) 105 days after the close of each fiscal year, a copy of (i) the Borrower's 10-K, if any, in respect of such fiscal year, and (ii) the Borrower's Consolidated Balance Sheet as of the end of such fiscal year, and the related Consolidated Statement of Income and Consolidated Statement of Cash Flows, as of and through the end of such fiscal year, and (y) 105 days after the close of each fiscal year, a copy of the Borrower's Consolidating Balance Sheet as of the end of such fiscal year, and the related Consolidating Statement of Income as of and through the end of such fiscal year, setting forth in each case in comparative form (to the extent available) the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and (1) in the case of such Consolidated financial statements, (I) accompanied by a report of the Accountants, which report shall be without Impermissible Qualification and shall state that (A) the Accountants audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP, and (II) together with a certificate of the CFO, which certificate shall state that (A) all such financial statements fairly present the Consolidated financial condition and results of operations of the Borrower, and (B) said financial statements have been prepared in accordance with GAAP, and (2) in the case of such Consolidating financial statements, prepared in accordance with Consolidating Accounting Principles in all material respects and set forth with eliminations, together with a certificate of the CFO, which certificate shall state that (A) all such financial statements fairly present the Consolidating financial condition and results of operations of the Borrower and each Significant Subsidiary, and (B) that such Consolidating financial statements have been prepared in accordance with Consolidating Accounting Principles in all material respects (but without footnotes);

            (b) Simultaneously with the delivery of the audited financial statements required by clause (a) above, a certificate of such Accountants stating that, in making the examination necessary for their audit of the financial statements of the Borrower for such fiscal year and reviewing the computations by the Borrower (which computations shall accompany such certificate and shall be in reasonable detail), nothing came to their attention that caused them to believe that the Borrower was not in compliance with Sections 7.11, 7.12, 7.13, 8.1, 8.5, 8.6 and 8.7 and are in accordance with such Sections;

            (c) As soon as available and, in any event, within

                  (x) 60 days after the close of each of the first three fiscal quarters of each fiscal year, a copy of (i) the Borrower's 10-Q, if any, in respect of such fiscal quarter, and (ii) the Borrower's Consolidated Balance Sheet as of the end of such fiscal quarter, and the related Consolidated Statement of Income and Consolidated Statement of Cash Flows, as of and through the end of such fiscal quarter, and

                  (y) 60 days after the close of each of the first three fiscal quarters of each fiscal year, a copy of the Borrower's Consolidating Balance Sheet as of the end of such fiscal quarter, and the related Consolidating Statement of Income as of and through the end of such fiscal quarter, setting forth in each case in comparative form (to the extent available) the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and (1) in the case of such Consolidated financial statements, together with a certificate of the CFO, which certificate shall state that (A) all such financial statements fairly present the Consolidated financial condition and results of operations of the Borrower, and (B) said financial statements have been prepared in accordance with GAAP (but without footnotes and subject to year-end adjustments), and (2) in the case of such Consolidating financial statements, prepared in accordance with Consolidating Accounting Principles in all material respects and set forth with eliminations, together with a certificate of the CFO, which certificate shall state that
      (A) all such financial statements fairly present the Consolidating financial condition and results of operations of the Borrower and each Significant Subsidiary, and (B) that such Consolidating financial statements have been prepared in accordance with Consolidating Accounting Prin-ciples in all material respects;

            (d) Within 60 days after the end of each of the first three fiscal quarters, and within 105 days after the end of the last fiscal quarter, of each fiscal year, a Compliance Certificate, as of the end of such fiscal quarter, duly completed and certified by the CFO on behalf of the Borrower;

            (e) As soon as available and, in any event, by no later than September 30, 1997,

                  (i) an audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of June 30, 1997, and an audited combined Balance Sheet of Old IPL and its subsidiaries and Old VSC and its subsidiaries (the "June 30 Balance Sheet"), together with the related combined Income Statement thereto, accompanied by a report of the Accountants, which report shall be without Impermissible Qualification and shall state that
      (A) the Accountants audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP,

                  (ii) a pro-forma Consolidated Balance Sheet (the "Pro-forma Balance Sheet") as of June 30, 1997 (based upon the June 30 Balance Sheet), after giving effect to the following (collectively, the "Initial Transactions"): (a) the Loans to be made, and the Letters of Credit to be issued, on the first Borrowing Date, (b) the use of the proceeds of such Loans, (c) the Drop Down, (d) the Spin-off, and (e) the Merger, accompanied by a certificate of the CFO on behalf of the Borrower stating that the Pro-forma Balance Sheet presents the Borrower's good faith estimate of the Consolidated pro-forma financial condition of the Borrower at the date thereof as if each of the Initial Transactions occurred on June 30, 1997, and

                  (iii) with respect to Old IPL and its consolidated subsidiaries for the period from July 1, 1997, through the day immediately preceding the Merger, the consolidated Balance Sheet thereof as of the end of such period together with the related consolidated Statement of Income and consolidated Statement of Cash Flows, as of and through the end of such period, together with a certificate of the CFO executed on behalf of the Borrower, which certificate shall state that (A) all such financial statements fairly present the consolidated financial condition and results of operations of Old IPL, and (B) said financial statements have been prepared in accordance with GAAP (but without footnotes and subject to year-end adjustments);

            (f) Prompt written notice upon the Borrower obtaining knowledge that: (i) any Indebtedness of the Borrower or any Subsidiary in an aggregate amount in excess of $500,000 shall have been declared or become due and payable prior to its stated maturity, or called and not paid when due, or (ii) the holders of any notes (other than the Notes), or other evidence of Indebtedness, certificates or securities evidencing any such Indebtedness, or any obligees with respect to any other Indebtedness of the Borrower or any Subsidiary, have the right to declare Indebtedness in an aggregate amount in excess of $500,000 due and payable prior to its stated maturity;

            (g) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which would be likely to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, would be likely to have a Material Adverse effect;

            (h) Promptly upon becoming available, copies of all regular, periodic or special reports, schedules and other material which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, and copies of all material news releases sent to financial analysts or stockholders;

            (i) Prompt written notice in the event that the Borrower or any Subsidiary knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred, (ii) the Borrower, any Subsidiary or any ERISA Affiliate has applied for a waiver of the minimum funding standard under
Section 412 of the Code with respect to a Pension Plan, (iii) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans has increased to an amount in excess of $500,000, (iv) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans has increased to an amount in excess of $500,000, (v) the Borrower or any Subsidiary has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vi) the imposition of a tax upon the Borrower or any Subsidiary under
Section 4980B(a) of the Code, (vii) the assessment of a civil penalty under
Section 502(c) of ERISA against the Borrower or any Subsidiary, or (viii) any condition with respect to a Multiemployer Plan exists which would be reasonably likely to have a Material Adverse effect, in each case together with a certificate of the president or CFO of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto;

            (j) Prompt written notice in the event that the Borrower, any Subsidiary or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability of the Borrower, any Subsidiary or any ERISA Affiliate and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or CFO of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

            (k) Upon becoming aware thereof, prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and (iii) each Material Adverse change;

            (l) Promptly upon receipt thereof, copies of all audit reports and all management letters relating to the Borrower or any Subsidiary submitted by the Accountants in connection with each annual, interim or special audit of the books of the Borrower or any Subsidiary;

            (m) As soon as available, but not later than the last day of each July hereafter, budgets for the Borrower and the Subsidiaries (including profit and loss statements in respect of each Subsidiary) for the coming fiscal year, in each case in form and substance reasonably satisfactory to the Agent; and

            (n) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, business, property, plans, prospects, budgets and projections of the Borrower and the Subsidiaries, as the Agent or any Lender at any time or from time to time may reasonably request.

      7.8   Inspection

            At all reasonable times, upon reasonable prior notice, permit representatives of the Agent or any Lender to visit the offices of the Borrower and each Subsidiary, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each Subsidiary and to meet and discuss the affairs of the Borrower and each Subsidiary with the Accountants.

      7.9   Authorizations

            Maintain and cause each Subsidiary to maintain, in full force and effect, all material copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses.

      7.10  Subsidiaries

            Except as set forth on Schedule 4.1 or as may otherwise be permitted by Sections 8.3 and 8.4, at all times maintain (directly or indirectly), beneficially and of record, 100% of the voting control of, and 100% of the equity in, each Domestic Subsidiary.

      7.11  Leverage Ratio

            At each fiscal quarter end occurring during each period set forth below, have a Leverage Ratio not greater than the ratio set forth adjacent to such period:

                Period                               Ratio
                ------                               -----

         September 30, 1997 through
         March 31, 1998                            3.00:1.00

         April 1, 1998 through
         March 31, 1999                            2.50:1.00

         April 1, 1999 through
         March 31, 2000                            2.25:1.00

         April 1, 2000 through
         September 30, 2002                        2.00:1.00

      7.12  Fixed Charge Coverage Ratio

            At each fiscal quarter end occurring on and after September 30, 1997, have a Fixed Charge Coverage Ratio greater than or equal to 1.00:1.00.

      7.13  Minimum Net Worth

            (a) At each fiscal quarter end, have a Net Worth equal to no less than the sum of (a) $20,000,000, plus (b) 100% of the positive net income of the Borrower and the Subsidiaries on a Consolidated basis in respect of each fiscal quarter ending after the Effective Date, plus (c) 100% of the net proceeds to the Borrower of each Equity Offering, minus (d) the lesser of (x) $3,000,000, or
(y) the sum of the actual net loss of Old VSC and its subsidiaries on a consolidated basis in accordance with GAAP for the period from April 1, 1997 through June 30, 1997, plus the actual net loss of Old IPL and its subsidiaries on a consolidated basis in accordance with GAAP for the period from May 1, 1997 through July 31, 1997, and (B) at the fiscal quarter end June 30, 1998, have a Net Worth equal to no less than the greater of (a) $20,200,000, or (b) the amount determined under clause (A) of this Section 7.13. For purposes of this
Section 7.13, "Net Worth" shall mean, as of any date, (i) all assets of the Borrower and the Subsidiaries on a Consolidated basis, minus (ii) all liabilities of the Borrower and the Subsidiaries on a Consolidated basis.

      7.14  Additional Subsidiaries

            (a) On or prior to each date hereafter upon which a Person shall have become both a Wholly-Owned Subsidiary and a Domestic Subsidiary, cause such Subsidiary (i) to become a party to the Guaranty, in accordance with the terms thereof, on and as of such date, (ii) to deliver to the Agent one or more share certificates representing all of the issued and outstanding capital stock of each Domestic Subsidiary owned directly by such Subsidiary, together with one undated stock power executed in blank by such Subsidiary in respect of each such certificate, and (iii) to deliver to the Agent such UCC Financing Statements (duly executed on behalf of such Subsidiary), together with such other items, as shall be reasonably requested by the

Agent in order to perfect the security interest in any collateral security granted under the Guaranty.

            (b) Cause each Subsidiary which shall have become a party to the Guaranty at any time after the first Borrowing Date, to deliver to the Agent, simultaneously with the execution and delivery of the same, (i) a certificate, dated the date such Subsidiary shall have become a party to the Guaranty, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had become a party to the Guaranty on or before the first Borrowing Date, and (ii) if requested by the Agent, an opinion of counsel to such Subsidiary, covering the same matters with respect to such Subsidiary as were covered by the opinions delivered pursuant to Section 5.16, in form and substance reasonably satisfactory to the Agent.

8.    NEGATIVE COVENANTS

      The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Revolving Credit Commitment Termination Date, and (b) the payment in full of the Notes and the performance by the Borrower of all of its other obligations under the Loan Documents, the Borrower will not:

      8.1   Indebtedness

            Create, incur, assume or suffer to exist any Indebtedness, or permit any Subsidiary so to do, except any one or more of the following types of
Indebtedness: (a) Indebtedness under the Loan Documents, (b) Funded Debt of the Borrower arising out of Interest Rate Protection Arrangements covering a notional principal amount not in excess of $33,000,000, (c) Intercompany Debt,
(d) Indebtedness existing on the date hereof and set forth on Schedule 8.1 and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, (e) Approved Subordinated Debt and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Approved Subordinated Debt is not increased at the time of such refinancing, refunding, renewal or extension and the other terms and conditions thereof (including, without limitation, the terms and conditions relating to amortization, covenants, events of default, remedies and subordination) taken as a whole, shall be no less favorable to the Lenders than the terms and conditions of the Approved Subordinated Debt, (f) other Indebtedness of the Borrower in the aggregate under this Section 8.1(f) not in excess of $5,000,000 at any one time outstanding, (g) guarantees by the Borrower of Indebtedness of any Subsidiary permitted under any other clause of this Section 8.1 and guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary permitted under any other clause of this Section 8.1, and (h) the Existing Debt, provided that it shall be repaid in full before, or simultaneously with, the making of the Loans on the first Borrowing Date.


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      8.2   Liens

            Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any Subsidiary, or permit any Subsidiary so to do, except any one or more of the following types of
Liens: (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges or levies which are not delinquent or are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (e) Liens of attachments, judgments or awards against the Borrower or any Subsidiary with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (f) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Borrower or such Subsidiary, (g) Liens existing on the Effective Date and set forth on Schedule 8.2, and substitute Liens therefor, provided that no such substitute Lien shall cover any Property not covered by the original Lien or secure any obligation or liability in excess of the obligation or liability secured by such original Lien, (h) Liens created under the Collateral Documents, (i) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any Subsidiary, (j) Liens on Margin Stock to the extent that a prohibition on such Liens pursuant to this Section 8.2 would violate Regulation U of the Board of Governors of the Federal Reserve System, as amended, (k) Liens on Property hereafter acquired by the Borrower or any Subsidiary and either existing on such Property when acquired, or created contemporaneously with such acquisition, to secure the payment or financing of the purchase price thereof, provided that such Liens attach only to the Property so acquired and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1(g), (l) Liens in respect of capital leases permitted by
Section 8.1(d) or Section 8.1(f), provided that such Liens attach only to the Property leased pursuant thereto, and (m) the Other Liens, provided that such Liens shall be discharged before, or simultaneously with, the making of the Loans on the first Borrowing Date.


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

      8.3   Dispositions

            Make any Disposition or permit any Subsidiary so to do, except any one or more of the following: (a) Dispositions of any Investments permitted under Section 8.5(a), (b), (c) or (d), (b) Dispositions of Margin Stock to the extent that a prohibition on such Dispositions pursuant to this Section 8.3 would violate Regulation U of the Board of Governors of the Federal Reserve System, as amended, (c) Intercompany Dispositions of Property having a fair market value which, when aggregated with the fair market value of all other Property subject to Intercompany Dispositions during the same fiscal year, would not exceed $1,000,000, and (d) other Dispositions of Property (other than capital stock of the Debtor), provided that (i) immediately after giving effect to each such Disposition pursuant to this Section 8.3(d), the aggregate fair market value of all Property subject to such Dispositions during any fiscal year shall not exceed $1,000,000, (ii) immediately before and after giving effect to each such Disposition pursuant to this Section 8.3(d), no Default or Event of Default shall or would exist, (iii) simultaneously with each such Disposition pursuant to this Section 8.3(d), the Borrower shall have prepaid the Loans to the extent required by Section 2, and (iv) not less than 85% of the consideration therefor shall be in cash and paid substantially simultaneously with such Disposition.

      8.4   Mergers and Acquisitions

            Consolidate or merge into or with any Person, or make any Acquisition, or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any Subsidiary so to do, except any one or more of the following:

            (a) Capital Expenditures permitted by Section 8.6,

            (b) any Subsidiary may merge into or be acquired by the Borrower, provided that the Borrower is the survivor thereof, any Subsidiary may merge into or be acquired by a Guarantor, provided that the Guarantor is the survivor thereof, and any Subsidiary (other than a Guarantor) may merge into or be acquired by another Subsidiary (other than a Guarantor), in each case referred to in this clause (b) provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist,

            (c) Acquisitions of Investments permitted by Section 8.5,

            (d) Intercompany Acquisitions, provided that, immediately before and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing, and

            (e) other Acquisitions by the Borrower or any Guarantor, in either case of one or more Operating Entities (each an "Additional Permitted Acquisition"), provided that

                  (i) immediately before and after giving effect to each such
            Acquisition no Default or Event of Default shall or would exist,


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

                  (ii) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made,

                  (iii) the aggregate consideration paid in connection with each such Acquisition (or series of related transactions) shall not exceed $5,000,000,

                  (iv) the aggregate consideration paid for all such
            Acquisitions during each period of four consecutive fiscal quarters
            (i) ending on or after the Effective Date and on or before June 30, 1998, shall not exceed $5,000,000, and (ii) ending after June 30, 1998, shall not exceed $7,500,000,

                  (v) such Operating Entity (A) if a Person, shall be organized under the laws of the United States of America or any State thereof, and (B) shall not have any place of business (other than a foreign sales office), or tangible assets having a fair market value in excess of $250,000, located outside of the United States of America, and

                  (vi) no Stock issued by or other debt or equity interests in such Operating Entity, if any, shall be registered under the Securities Act of 1933, as amended.

      8.5   Investments

            At any time hold, purchase, invest in or otherwise acquire any debt security or Stock of, or any other equity interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in any Person (all of which are sometimes referred to herein as "Investments"), or permit any Subsidiary so to do, except any one or more of the following Investments: (a) Investments in short-term direct obligations of the United States of America (and not the agencies or instrumentalities thereof), (b) Investments in short-term debt securities of any issuer, provided that the principal thereof and interest thereon is unconditionally guaranteed by the United States of America (and not the agencies or instrumentalities thereof), (c) Investments in short-term certificates of deposit, in Dollars, of any Lender or any other depository institution chartered under the laws of the United States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance Corporation and which has capital and undivided surplus of not less than $500,000,000, (d) Investments in commercial paper having the highest commercial paper rating by Standard and Poor's Corporation or Moody's Investors Service, Inc., (e) Investments existing on the date hereof and set forth on Schedule 8.5, (f) Investments by the Borrower or any Guarantor in Intercompany Debt, provided that such Intercompany Debt shall be evidenced by a promissory note and such note shall be pledged to the Agent pursuant to the Collateral Documents, (g)


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

Acquisitions permitted by Section 8.4, (h) existing Investments in Subsidiaries,
(i) additional Investments, not in excess of $100,000 per annum in the aggregate, in Persons which, immediately following such Investment, shall become a Guarantor, (j) loans to officers and other Affiliates of the Borrower and the Guarantors in the ordinary course of business, provided that, immediately after giving effect to each such loan, the aggregate unpaid principal balance of all such loans shall not exceed $500,000, (k) Investments in Interest Rate Protection Agreements, (l) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for any Disposition permitted under Section 8.3, (m) accounts receivable arising, and trade credit granted, in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss,
(n) credits to suppliers made in the ordinary course of business consistent with past practices of the Borrower or any Subsidiary, (o) additional equity investments, not in excess of $2,000,000 per anum in the aggregate, in one or more Guarantors, and (p) Investments consisting of membership interests in Cognitive purchased pursuant to the Put Agreement.

      8.6   Capital Expenditures

            (a) Make any Capital Expenditure, or permit any Subsidiary so to do, except any one or more of the following: (i) Acquisitions permitted under Sections 8.4 or 8.5, and (ii) any Capital Expenditure made in any fiscal year ending on or after June 30, 1998, which, when added to all of the other Capital Expenditures of the Borrower and the Subsidiaries on a Consolidated basis during such period (excluding all of those permitted by Section 8.6(a)(i)), does not exceed an amount (the "Allowable Amount") equal to (x) in respect of the fiscal year ending June 30, 1998, $8,000,000 and (y) in respect of each fiscal year ending after such date, $10,000,000.

            (b) In the event that any Additional Permitted Acquisition of an Operating Entity shall be consummated during any fiscal year referred to in
Section 8.6(a), the Allowable Amount with respect to such fiscal year shall be increased by an amount equal to the average of the Capital Expenditures of such Operating Entity for the two consecutive fiscal years of such Operating Entity ended immediately prior to the date of such Acquisition.

            (c) In the event that, in respect of any fiscal year referred to in
Section 8.6(a), the Allowable Amount shall exceed the actual amount of Capital Expenditures of the Borrower and the Subsidiaries on a Consolidated basis, the Borrower and its Subsidiaries may make additional Capital Expenditures in the immediately succeeding fiscal year in an amount not exceeding such excess on a Consolidated basis.

      8.7   Restricted Payments

            Make any Restricted Payment or permit any Subsidiary so to do, except that (a) any Wholly-Owned Subsidiary may make Restricted Payments to the Borrower or any direct or indirect Wholly-Owned Subsidiary, (b) Cognitive Communications, LLC ("Cognitive") and Edge Communications, Inc., may make Restricted Payments provided that the Borrower receives its pro rata share of each such Restricted Payment in accordance with its ownership interest therein, and (c) Cognitive may purchase membership interests of certain members thereof pursuant to the Put Agreement.


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

      8.8   Limitation on Subsidiaries

            Permit any Subsidiary to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any other Subsidiary or from making any other distribution on account of any class of any such stock or otherwise making a loan or advance to the Borrower or any other Subsidiary (herein referred to as "Upstream Payments"), or (b) the declaration or payment of Upstream Payments by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

      8.9   Line of Business

            Engage in any business other than one or more of the lines of business currently engaged in by the Borrower or any Subsidiary, or any other business closely related thereto, or permit any Subsidiary so to do.

      8.10  Amendment of Certain Documents and Agreements

            (a) Amend, supplement or otherwise modify, or permit any Significant Subsidiary thereof so to do, its certificate of incorporation or by-laws (or any analogous partnership agreement or similar document) if such amendment, supplement or modification would reasonably be expected to have a Material Adverse effect.

            (b) Amend, supplement or otherwise modify any MergerDocument, the Put Agreement or any Approved Subordinated Debt Document.

      8.11  Transactions with Affiliates

            Except as set forth on Schedule 8.11 or as described in the prospectus contained in the Borrower's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on July 22, 1997, under the headings "The Merger -- Contribution, Resale Restrictions, Registration Rights and Interests of Certain Persons in the Merger" and in the Notes (f), (i) and
(l) of the Notes to Unaudited Pro-Forma Condensed Combined Financial Statements contained in such prospectus, become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Borrower on a basis less favorable to the Borrower or such Subsidiary in any material respect than if such transaction were not with an Affiliate of the Borrower.

      8.12  Compliance with ERISA

            (a) Establish or contribute, or permit any Subsidiary thereof so to do, to any


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Pension Plan (other than an Existing Pension Plan) except to the extent that the same would not be likely to have a Material Adverse effect, (b) amend any Pension Plan in a manner that would cause a Lien to arise pursuant to Section 401(a)(29) of the Code, or (c) increase benefits, or permit any Subsidiary thereof so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan, except, with respect to clause (b) or (c), to the extent that the same would not be likely to have a Material Adverse effect.

      8.13  Payments and Prepayments of Indebtedness

            Prepay or obligate itself to prepay, in whole or in part, any Indebtedness, or permit any Subsidiary so to do, except (a) Intercompany Debt, and (b) Indebtedness under the Loan Documents.

9.    DEFAULT

      9.1   Events of Default

            The following shall each constitute an "Event of Default" hereunder:

            (a) The failure of the Companies to make any payment when due and payable of principal on any Note; or

            (b) The failure of the Companies to make any payment of interest on any Loan, or pay any Fee, or make any payment in respect of a Reimbursement Obligation on any date when due and payable and such default shall continue unremedied for a period of five Domestic Business Days after the same shall have become due; or

            (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.4, 7.11, 7.12, 7.13 or in Section 8; or

            (d) The failure of either Company to observe or perform any other covenant or agreement required to be observed or performed by such Company pursuant to the terms of this Agreement, and such failure shall have continued unremedied for a period of 30 days after such Company shall have become aware of such failure; or

            (e) Any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof (excluding projections), shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

            (f) (i) Obligations of the Borrower (other than its obligations hereunder and under the Notes) and the Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness in an aggregate principal amount in excess of $1,000,000, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or, if a grace period is provided for the payment


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thereof, within such grace period, or (ii) circumstances shall have occurred giving any holder of any such obligations the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or

            (g) The Borrower or any Subsidiary shall (i) suspend or discontinue its business (except as may otherwise be expressly permitted by Sections 7.1 or 8.4), or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its insolvency or its inability to pay its debts as they become due, or
(v) file a voluntary petition in bankruptcy, or (vi) [Reserved], or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or
(viii) petition or apply to any Governmental Authority for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing; or

            (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by any Governmental Authority having jurisdiction and continues unstayed and in effect for a period of 60 days (i) adjudging the Borrower or any Subsidiary bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Borrower or any Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Subsidiary; or

            (i) Judgments or decrees in an aggregate amount in excess of $750,000 (exclusive of amounts covered by insurance in respect of which a claim has been filed and not rejected) against the Borrower or any Subsidiary shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

            (j) After the Effective Date any Person (other than Equitable, Louis
H. Siracusano and Arnold P. Ferolito) acting alone or with a group of Persons (other than Equitable, Louis H. Siracusano and Arnold P. Ferolito) acting in concert, shall have or acquire beneficial ownership of securities (or options therefor) having 40% or more of the ordinary voting power of the Borrower; or


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            (k) (i) any Termination Event shall occur with respect to any
Pension Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan, (iv) the Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan or Multiemployer Plan under Title IV of ERISA, (v) the imposition of any tax under Section 4980(B)(a) of the Code, (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA, or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan, which in the case of clauses (i) - (vii) immediately above, individually or in the aggregate, would have a Material Adverse effect; or

            (l) Any Collateral Document shall cease to be in full force and effect, or an "Event of Default" shall have occurred under, and as such term is defined in, any Collateral Document; or

            (m) Louis H. Siracusano shall, for any reason, cease to be the Chief Executive Officer of the Borrower and, within six months thereof, a successor thereto reasonably acceptable to the Agent shall not have been appointed or elected; or

            (n) All or any portion of the Approved Subordinated Debt (or any replacement debt therefor) shall, for any reason (other than the gross negligence or willful misconduct of, or written agreement by, the Lenders), not be or cease to be subordinated (to the extent purported to be provided in the Approved Subordinated Debt Documents or any replacement debt documents therefor) to all or any portion of the Loan Party Obligations; or

            (o) The Borrower shall have failed to deliver to the Agent, by no later than November 30, 1997, UCC, federal tax and judgment lien search reports, in all respects reasonably satisfactory to the Agent, with respect to the Borrower or any Subsidiary thereof, or Old IPL, Old VSC or any subsidiary of either of them, provided, however, that no such report shall be deemed to be unsatisfactory by the Agent solely by reason of the disclosure thereon of Liens set forth on Schedule 8.2 which, by the terms of such Schedule, are intended to survive the closing of the first Loans under this Agreement; or

            (p) The Borrower shall have failed to deliver to the Agent, by no later than October 31, 1997, the Environmental Questionnaire provided by Summit Bank, duly completed in all material respects by all of the Loan Parties.

      9.2   Contract Remedies

            (a) Upon the occurrence or at any time during the continuance of an Event of Default, the Agent, at the written request of the Required Lenders, shall notify the Companies that all of the Commitments have been terminated and that all of the Notes have been declared immediately due and payable, provided that upon the occurrence of an Event of Default under Section 9.1(g) or (h), all of the Commitments shall automatically terminate and all of the Notes shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sen-tence, the Borrower hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, each Company further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement and the other Loan Documents.

            (b) In the event that the Commitments shall have been terminated or all of the Notes shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Lenders agree, among themselves, that any funds received from or on behalf of the Companies under any Loan Document by any of the Lenders (except funds received by any Lender as a result of a purchase from such Lender pursuant to the provisions of Section 11.9) shall be remitted to the Agent, and shall be applied by the Agent in payment of the Loans and the obligations of the Companies hereunder in the following manner and order: (i) first, to reimburse the Agent and, thereafter, the Lenders for any expenses due from the Borrower pursuant to the provisions of Section 11.5, (ii) second, to the payment of the Fees, (iii) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Notes) payable by the Companies to the Agent or any of the Lenders under the Loan Documents, (iv) fourth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of interest due on the Notes, (v) fifth, to the payment, pro rata according to the sum of the aggregate outstanding principal balance of the Notes and the obligations of the Companies to the Lenders arising out of any Interest Rate Protection Arrangements, of such principal and obligations, and (vi) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

10.   THE AGENT

      10.1  Appointment

            The Issuer and each Lender hereby irrevocably designates and appoints KBNA as the Agent of the Issuer and such Lender under the Loan Documents and the Issuer and each Lender hereby irrevocably authorizes KBNA, as Agent, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with the Issuer or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

      10.2  Delegation of Duties


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            The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

      10.3  Exculpatory Provisions

            Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent or any such Person for its own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuer or any Lender for any recitals, statements, representations or warranties made by any party contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower, any of its Subsidiaries, or any other Person to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to the Issuer or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be under any liability or responsibility to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuer or any Lender of any of its obligations under any of the Loan Documents, provided that the foregoing shall not relieve the Issuer or any Lender of liability or responsibility it may have to the Borrower or any other Person as a consequence of such failure, delay in performance or breach. The Issuer and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted hereunder unless the Agent shall be requested in writing to do so by the Required Lenders.

      10.4  Reliance by Agent

            The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Debtor and the Borrower), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with the Agent under Section 11.7, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems ap-


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

propriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Issuer and all the Lenders and all future holders of the Notes.

      10.5  Notice of Default

            The Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received express written notice thereof from the Issuer, either Company or any Lender. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuer and the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or give such directions, or refrain from taking such action or giving such directions, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Issuer and the Lenders.

      10.6  Non-Reliance

            The Issuer and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to the Issuer or any Lender. The Issuer and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, reviewed the Loan Documents and made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. The Issuer and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Issuer and the Lenders by the Agent hereunder, the Issuer or the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.


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

      10.7  Indemnification

            Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not promptly reimbursed by the Companies and without limiting the obligation of the Loan Parties to do so), ratably according to its Commitment Percentage or, in the event any Loans shall be outstanding, its Outstanding Percentage, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including any amounts paid to the Lenders (through the Agent) by or for the account of the Companies pursuant to the terms hereof, that are subsequently rescinded or avoided (or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this Section
10.7 shall survive termination of the Aggregate Commitments, the payment of the Notes, the Reimbursement Obligations and all other amounts payable under the Loan Documents and the performance and observance by the Companies of all of their other obligations under the Loan Documents.

      10.8  Agent in Its Individual Capacity

            KBNA and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with, the Borrower and its Subsidiaries as though KBNA was not the Issuer or the Agent hereunder. With respect to the Aggregate Commitments made or renewed by KBNA and each Note issued to KBNA, KBNA shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it was not the Issuer or the Agent and the term "Lender" shall include KBNA.

      10.9  Successor Agent

            If at any time the Agent deems it advisable, in its sole discretion, it may submit to the Issuer and each Lender a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the earlier to occur of (a) the thirtieth day after the date of such notice, and
(b) the date upon which any successor Agent, in accordance with the provisions of this Section 10.9, shall have accepted in writing its appointment as such successor Agent. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Issuer and the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor


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

Agent shall automatically become a party to this Agreement and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under this Agreement shall be terminated. The Companies, the Issuer and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If at any time there shall not be a duly appointed and acting Agent, upon notice duly given, each Company agrees to make each payment when due hereunder and under the Notes and the other Loan Documents directly to the Issuer and the Lenders entitled thereto during such time.

11.   OTHER PROVISIONS

      11.1  Amendments, Waivers, Etc.

            (a) Except as otherwise provided in Section 11.1(b), with the written consent of the Required Lenders, the Agent and the appropriate parties to the Loan Documents (other than the Lenders) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, provided that no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders (i) increase the Aggregate Commitment Amount or increase any Commitment Amount of any Lender, (ii) extend any Commitment Period, (iii) reduce the amount, or extend the time of payment, of any Fee, (iv) reduce the amount or rate of, or extend the time of payment of, interest on any Loan or any Note, (v) reduce the amount, or extend the time of payment of any installment or other payment of principal on any Loan or any Note, (vi) decrease or forgive the principal amount of any Loan or any Note, (vii) consent to any assignment or delegation by the Borrower or any Subsidiary of any of its rights or obligations under any Loan Document, (viii) release all or substantially all of the obligations of any Subsidiary under the Guaranty (other than in connection with (1) a Disposition by or of such Subsidiary permitted by Section 8.3, or (2) the dissolution of such Subsidiary to the extent permitted by Section 7.1), (ix) release any collateral or any security interest therein (other than in connection with (A) a Disposition permitted under Section 8.3, (B) any release specifically provided for in the Collateral Documents, or (C) any release of Collateral having a fair market value of $2,500,000 or less during any fiscal year), (x) change the provisions of Sections 3.5, 3.6, 3.7, 3.8 or 3.10, Section 9.1(a) or this Section 11.1, (xi) change the definition of Required Lenders,
(xii) change the several nature of the Lenders' and Issuer's obligations, or
(xiii) change any provision governing the sharing of payments and liabilities among the Issuer and/or the Lenders, and provided further that no such amendment, supplement, modification, waiver or consent shall (A) amend, modify or waive any provision of Section 10 or otherwise change any of the rights or


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

obligations of the Agent under any Loan Document without the written consent of the Agent, or (B) amend, modify or waive any provision of Section 2.8, 2.9 or
2.10 or otherwise change any of the rights or obligations of the Issuer under any Loan Document without the written consent of the Issuer. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, each Lender, the Issuer and the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable agreement, each Lender, the Issuer and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding anything to the contrary contained in Section 11.1(a), the Agent may, at any time and from time to time without the consent of the Issuer or any one or more of the Lenders, (i) release all or any of the obligations of any one or more Subsidiaries under the Guaranty in connection with (1) a Disposition of such Subsidiary permitted by Section 8.3, or (2) the dissolution of such Subsidiary to the extent permitted by Section 7.1, and (ii) release any Collateral or any security interest therein in connection with (A) any disposition of such Collateral permitted by Section 8.3, (B) any release specifically provided for in the Collateral Documents, or (C) any release of Collateral having a fair market value of $2,500,000 or less during any fiscal year.

      11.2  Notices

            Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, if in writing, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Domestic Business Day after having been sent by overnight courier service, (c) five Domestic Business Days after having been deposited in the mail, first-class postage prepaid, or (d) in the case of facsimile notice, when sent, addressed as follows in the case of the Borrower and the Agent, and as set forth in Exhibit A in the case of each of the Lenders, or to such other addresses as to which the Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

            either Company:

                Video Services Corporation
                240 Pegasus Avenue
                Northvale, New Jersey  07647
                Attention: Christopher Modrzynski,
                     Senior Vice President
                Facsimile:  (201) 784-2878
                Telephone:  (201) 784-1000

            with a copy in the case of a notice of a Default:

                Gordon Altman Butowsky Weitzen
                   Shalov & Wein


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

                114 West 47th Street
                New York, New York  10036-1510
                Attention: Marjorie Sybul Adams, Esq.
                Facsimile: (212) 626-0861
                Telephone: (212) 626-0799

            The Agent and the Issuer:

                KeyBank National Association
                2 Gannett Drive
                White Plains, New York  10604
                Attention: Brendan E. Sachtjen,
                         Vice President
                Facsimile: (914) 694-8463
                Telephone: (914) 696-2161

with a copy to, in the case of all Borrowing Requests and Letter of Credit Requests, prepayment notices under Section 2.7(a) and notices under Section 3.3, and to the attention of, in the case of all fundings by the Lenders:

                KeyBank National Association
                2 Gannett Drive
                White Plains, New York  10604
                Attention: Patricia Williams
                Facsimile: (914) 694-8463
                Telephone:  (914) 696-2161

except that any notice, request or demand by either Company to or upon the Agent, the Issuer or the Lenders pursuant to Sections 2.3 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopier or other electronic means as fully as if originally signed.

      11.3  No Waiver; Cumulative Remedies

            No failure to exercise and no delay in exercising, on the part of the Agent, the Issuer or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


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

      11.4  Survival of Representations and Warranties

            All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the other Loan Documents.

      11.5  Payment of Expenses and Taxes

            The Companies agree, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made or Letter of Credit issued, (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable fees and disbursements of Special Counsel not in excess of $30,000, (b) to pay or reimburse the Agent, the Issuer and the Lenders for all of their respective out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including reasonable fees and disbursements of counsel (including the allocated costs of in-house counsel), (c) to pay, indemnify, and hold each Lender, the Issuer and the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify and hold each Lender, the Issuer and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements (including the allocated costs of in-house counsel to the extent that outside counsel is not utilized)) with respect to the enforcement and performance of the Loan Documents (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Companies agree to make the maximum payment permitted under applicable law; provided, however, that neither Company shall have any obligation hereunder to pay Indemnified Liabilities to the Agent, the Issuer, any Lender or any other Person arising from the gross negligence or willful misconduct of the Agent, the Issuer, such Lender or such other Person, as the case may be. The agreements in this Section 11.5 shall survive the termination of the Commitments, the payment of the Notes and all other amounts payable under the Loan Documents, and the performance of all of the other obligations of the Loan Parties thereunder.

      11.6  Lending Offices

            Subject to Section 3.15, each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender.


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

      11.7  Successors and Assigns

            (a) This Agreement, the Notes and the other Loan Documents to which each Company is a party shall be binding upon and inure to the benefit of such Company, the Lenders, the Issuer, the Agent, all future holders of the Notes and their respective successors and assigns.

            (b) Subject to Section 11.7(e), the Issuer and each Lender may at any time assign all or any portion of its rights under one or more of the Loan Documents to any Federal Reserve Bank.

            (c) In addition to its rights under Section 11.7(b), each Lender shall have the right to sell, assign, transfer or negotiate (each an "Assignment") one hundred percent, or any lesser percentage, of its Loans, its Letter of Credit Participation, its Commitments and its Notes to any subsidiary or affiliate of such Lender, to any other Lender, or, with the consent of the Agent and the Issuer, to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund (each an "Eligible Institution"), provided that (i) each such Assignment shall be of a constant, and not a varying, percentage of the assignor Lender's rights and obligations under the Loan Documents, (ii) the Commitment Amounts of the Commitments assigned, together with the outstanding principal amount of the Term Loans being assigned, shall be not less than $5,000,000, or the full Commitment Amounts of such assignor Lender's Commitments together with the entire outstanding principal amount of such Lender's Term Loans, (iii) unless the assignee is another Lender or a subsidiary or affiliate of any Lender, or unless at the time of such Assignment an Event of Default shall exist, the Borrower shall have consented thereto in writing (which consent shall not be unreasonably withheld), and (iv) the assignor Lender and such assignee shall deliver to the Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $2,500 for the account of the Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the Borrower's consent to such Assignment, if required, the Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. Each Company agrees that, in connection with each such Assignment, it shall at its own cost and expense execute and deliver (1) to the Agent or such assignee (x) a Revolving Credit Note in a maximum principal amount equal to the Revolving Credit Commitment Amount of the Revolving Credit Commitment assumed by such assignee, and (y) a Term Note in a principal amount equal to the amount of the Term Loan assigned to such assignee, each payable to the order of such assignee and dated the first Borrowing Date, and (2) to the Agent or such assignor Lender, in the event that such assignor

Lender shall not have assigned all of its Commitments or Loans, (x) a Revolving Credit Note in a maximum principal amount equal to the Revolving Credit Commitment Amount of the Revolving Credit Commitment retained by such assignor, and (y) a Term Note in a principal amount equal to the amount of the Term Loan retained by such assignor, in each case either in escrow pending the delivery of, or against receipt of, such assignor Lender's existing Notes. The Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

            (d) In addition to the participations provided for in Section 11.9(b), each Lender may grant participations in all or any part of its Loans, its Note and its Commitments to one or more Eligible Institutions, provided that
(i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Companies, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the obligations of the Companies relating to the Advances and to approve any modification, amendment, or waiver of any provision of this Agreement, subject to the provisions of Section 11.7(d)(vi), (iv) no sub-participations shall be permitted, (v) the granting of such participation does not require that any out-of-pocket cost or expense be borne by either Company, and (vi) the voting rights of any holder of any participation shall be limited to the right to consent to any action taken or omitted to be taken by such Lender under the Loan Documents which would (A) increase any Commitment Amount of any Lender (provided that no waiver of a Default or Event of Default or of any mandatory reduction of any of the foregoing shall be deemed to constitute such a change), (B) extend any Commitment Period, (C) reduce the amount or extend the time of payment of any Fee, (D) reduce the rate or extend the time of payment of interest on any Loan or any Note (other than the applicability of any post-default increase in such rate of interest), (E) reduce the amount or extend the time of payment of any installment or other payment of principal on any Loan or any Note, (F) decrease or forgive the principal amount of any Loan or any Note, (G) consent to any assignment or delegation by the Borrower or any of its Subsidiaries, or any other Loan Party, of all of its rights or obligations under all of the Loan Documents, (H) release all of the obligations of or by any Loan Party under the Collateral Documents (other than in connection with a Disposition of such Loan Party permitted by Section 8.3), or (I) release all of the Collateral (other than any release specifically provided for in the Collateral Documents).

            (e) No Lender shall, as between and among the Companies, the Agent, and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Commitments and its Notes, except that a Lender shall be relieved of its obligations to the extent of any such Assignment of all or any part of its Loans, its Commitments or its Notes pursuant to Section 11.7(c).

      11.8  Counterparts

            Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement and each of the other Loan Documents signed by all of the parties thereto shall be lodged with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by facsimile or other electronic means to the same extent as if originally signed.

      11.9  Set-off and Sharing of Payments

            (a) In addition to any rights and remedies of the Issuer and each Lender, as the case may be, provided by law, upon the occurrence of an Event of Default and acceleration of the Notes and the Reimbursement Obligations, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or 9.1(b), the Issuer and each Lender, as the case may be, shall have the right, without prior notice to either Company, any such notice being expressly waived by each Company to the extent permitted by applicable law, to set-off and apply against any Indebtedness or other liability, whether matured or unmatured, of such Company to the Issuer or such Lender, as the case may be, arising under the Loan Documents, any amount owing from the Issuer or such Lender, as the case may be, to such Company. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by the Issuer or such Lender, as the case may be, against such Company or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Company, or against anyone else claiming through or against such Company or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditors, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuer or such Lender, as the case may be, prior to the making, filing or issuance of, service upon the Issuer or such Lender, as the case may be, of, or notice to such the Issuer or such Lender, as the case may be, of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. The Issuer and each Lender, as the case may be, agrees promptly to notify the Borrower and the Agent after each such set-off and application made by the Issuer or such Lender, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            (b) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans, its Notes or the Reimbursement Obligations in excess of its Outstanding Percentage of payments then due and payable on account of the Loans, the Notes and the Reimbursement Obligations received by all the Lenders, such Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such purchasing Lender to share such excess payment with each of them according to their Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such other Lenders shall be re-scinded and such other Lenders shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to the Lender's pro rata share (according to the proportion of (i) the amount of other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Company agrees that any Lender so purchasing a participation from such other Lenders, as the case may be, pursuant to this Section 11.9(b) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Company in the amount of such participation.

      11.10 Indemnity

            Each Company agrees to indemnify and hold harmless the Agent, the Issuer and each Lender from and against (x) any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever (excluding Taxes) which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, the Issuer or any Lender relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent, the Issuer or such Lender under or in connection with any of the foregoing, and/or
(y) any loss, cost, liability, damage or expense, including the reasonable fees and disbursements of counsel (including the allocated costs and expenses of in-house counsel to the extent that outside counsel is not utilized) to the Agent, the Issuer and each Lender incurred by the Agent, the Issuer or such Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact, in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower or any of its Subsidiaries which relates to the transactions contemplated by the Loan Documents, (2) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (3) any acts, practices or omissions or alleged acts, practices or omissions of either Company or its agents relating to the use of the proceeds of any Loan which is alleged to be in violation of Section 2.4, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto, or (4) this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent, the Issuer or such Lender under or in connection with any of the foregoing. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Companies to the Agent, the Issuer and the Lenders hereunder or at common law or otherwise, shall include the fees and expenses of counsel (including the allocated costs and expenses of in-house counsel to the extent that outside counsel is not utilized) incurred in connection with establishing liability under this Section 11.10 or collecting amounts payable under this Section 11.10 and shall survive any termination of this Agreement, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Companies hereunder and under the other Loan Documents, provided that neither Company shall have any obligation under this Section 11.10 to the Agent, the Issuer or any Lender with respect to any of the foregoing to the extent determined in a final judgment, after available appeals, to have arisen from the gross negligence or willful misconduct of the Agent, the Issuer or any Lender.

      11.11 Governing Law

            The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

      11.12 Severability

            Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      11.13 Integration

            All exhibits to this Agreement and any other Loan Document shall be deemed to be a part of this Agreement or such other Loan Document, as the case may be. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

      11.14 Acknowledgments

            Each Loan Party acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, neither the Agent, the Issuer nor any Lender has any fiduciary relationship to such Loan Party, and the relationship between the Agent, the Issuer and the Lenders, on the one hand, and such Loan Party, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Agent, the Issuer and the Lenders or among such Loan Party and the Agent and/or the Lenders and/or the Issuer.

      11.15 Consent to Jurisdiction

            Each Loan Party irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Loan Party irrevocably waives, to the fullest extent


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

permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

      11.16 Service of Process

            Each Loan Party agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.15 by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Loan Party set forth in Section 11.2 or in the applicable Loan Document executed by such Loan Party. Each Loan Party agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

      11.17 No Limitation on Service or Suit

            Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Agent, the Issuer or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuer or any Lender to bring proceedings against any Loan Party in the courts of any jurisdiction or jurisdictions.

      11.18 WAIVER OF TRIAL BY JURY

            THE AGENT, THE ISSUER, THE LENDERS AND EACH LOAN PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, EACH LOAN PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, THE ISSUER OR THE LENDERS, OR COUNSEL TO THE AGENT, THE ISSUER OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT, THE ISSUER OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH LOAN PARTY ACKNOWLEDGES THAT THE AGENT, THE ISSUER AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.18.

      11.19 Effective Date

            This Agreement shall be effective at such time (the "Effective Date") as executed counterparts hereof shall have been delivered to the Agent and the Borrower by the Agent, the Borrower, the Debtor, the Issuer and each Lender.

      11.20 Treatment of Certain Information

            Each Lender, the Issuer and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Subsidiary pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to such Lender, the Issuer or the Agent, or
(b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to counsel for any of the Lenders, the Issuer or the Agent, (iii) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (iv) to the Agent, the Issuer or the Lenders, (v) in connection with any litigation to which any one or more of the Lenders, the Issuer or the Agent is a party,
(vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section 11.20, or (vii) to affiliates of the Agent, the Issuer and each Lender.

      11.21 Joint and Several Obligations

            Subject to Section 11.22, the obligations and liabilities of each Company under this Agreement and the Notes shall be joint and several.

      11.22 Limitations on Liability

            Notwithstanding anything to the contrary contained in any Loan Document, the maximum liability of the Debtor under the Loan Documents shall not, as of any date of determination, exceed the lesser of (i) the highest amount that is valid and enforceable against the Debtor under principles of New York State contract law, and (ii) the sum of (A) all Consideration received by the Debtor as of such date of determination, plus (B) 95% of the Net Worth of the Debtor on such date of determination. "Consideration" shall mean, as of any date of determination and with respect to the Debtor, an amount equal to the lesser of (a) the total "value" (within the meaning of Section 548 of the Bankruptcy Code as in effect on the date hereof) given, directly or indirectly, to the Debtor during the period commencing on the date the Debtor became a party to this Agreement and ending on such date of determination, in exchange for the execution and delivery of the Loan Documents, and (b) the amount of "fair consideration" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) given, directly or indirectly, to the Debtor during the period commencing on the date the Debtor became a party to this Agreement and ending on such date of determination in exchange for the execution and delivery of the Loan Documents. "Net Worth" shall mean, as of any date and with respect to the Debtor, the lesser of the following:

            (a)(i) all of the Debtor's "property, at a fair valuation" (within the meaning of Section 101(32) of the Bankruptcy Code as in effect on the date hereof) on such date, minus (ii) the sum of the Debtor's "debts" (within the meaning of Section 101(12) of the Bankruptcy Code as in effect on the date hereof) on such date (excluding its obligations under this Agreement), or

            (b)(i) the "fair salable value of the assets" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) of the Debtor on such date, minus (ii) "the amount that will be required to pay the Debtor's probable liability on its existing debts as they become absolute and matured" (as such phrase would be construed under Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) on such date (excluding its obligations under the Loan Documents).

      AS EVIDENCE of its agreement to the terms and conditions herein contained, each of the undersigned has caused this Agreement to be executed on its behalf.


                                 VIDEO SERVICES CORPORATION


                                 By:  /s/ Christopher Modrynski
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------

                                 VSC MAL CORP.


                                 By:  /s/ Christopher Modrynski
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------

                                 KEYBANK NATIONAL ASSOCIATION, in its
                                   capacity as a Lender, as the
                                   Issuer, and as the Agent


                                 By:  /s/ Brendon E. Sachtjen
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------

                                 SUMMIT BANK


                                 By:  /s/ Thomas D. Knoop
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------


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